SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Electronic Arts Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2004 NOTICE OF ANNUAL

STOCKHOLDERS MEETING

AND PROXY STATEMENT

PLEASE COMPLETE, SIGN, DATE AND RETURN

YOUR PROXY CARD PROMPTLY

June     , 2004

DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at the 2004 Annual Meeting of Stockholders that will be held at 207 Redwood Shores Parkway in Redwood City, California on July 29, 2004 at 2:00 p.m. At this meeting the stockholders will:

•	elect nine Directors;

•	vote on proposed amendments to the 2000 Equity Incentive Plan and Employee Stock Purchase Plan;

•	vote on a proposal to amend and restate our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock;

•	vote on a proposal to increase the number of authorized shares of our common stock from 500 million to 1 billion; and

•	ratify the appointment of KPMG LLP as our independent auditors for fiscal 2005.

After the meeting, we will report on our performance in the last year and answer your questions. Our products will be on display before and after the meeting.

Enclosed with this proxy statement are your proxy card and voting instructions and our 2004 Annual Report.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you are able to attend in person, your vote is important. In addition to using the enclosed Proxy Card to vote your shares, you may also vote your shares via the Internet or a toll-free telephone number. Instructions for using these services are provided on your proxy card.

I look forward to seeing you at the meeting.

Sincerely,

LAWRENCE F. PROBST III

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

We are pleased to offer you three options for designating the proxies and indicating your voting preferences:

(1) You may complete, sign, date and return by mail the enclosed proxy card;

OR

(2) You may follow the instructions found on the proxy card and vote by telephone;

OR

(3) You may follow the instructions found on the proxy card and vote via the Internet.

If you choose to vote via telephone or the Internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

Notice of 2004 Annual Meeting of Stockholders

DATE:   July 29, 2004

TIME:    2:00 p.m.

PLACE:	ELECTRONIC ARTS HEADQUARTERS
Milestone Auditorium
207 Redwood Shores Parkway
Redwood City, CA 94065

MATTERS TO BE VOTED UPON:

1.	Election of nine Directors to hold office for a one-year term;

2.	Amendments to the 2000 Equity Incentive Plan to (a) increase by 11 million the number of shares of common stock reserved for issuance under the Plan, (b) provide for the issuance of awards of restricted stock units, (c) limit the total number of shares underlying awards of restricted stock and restricted stock units to 3 million, (d) provide that the exercise price of nonqualified stock options may not be less than 100% of the fair market value of a share of Class A common stock, (e) reduce the size of initial and annual option grants to Directors under the Plan, and (f) authorize the Compensation Committee to determine the vesting provisions of options granted to Directors under the Plan;

3.	Amendment to the 2000 Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of common stock reserved for issuance under the Plan;

4.	The amendment and restatement of our Certificate of Incorporation to consolidate our Class A and Class B common stock into a single class of common stock by reclassifying each outstanding share of Class A common stock as one share of common stock and converting each outstanding share of Class B common stock into 0.001 share of common stock;

5.	The further amendment and restatement of our Certificate of Incorporation to increase the authorized common stock from 500 million total shares of Class A and Class B common stock to 1 billion shares of a single class of common stock (or 1 billion shares of Class A common stock if stockholders do not approve Proposal 4);

6.	Ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2005; and

7.	Any other matters that may properly come before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders of record at the close of business on June 8, 2004 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.

By Order of the Board of Directors,

STEPHEN G. BENÉ

Vice President, Acting General Counsel

and Secretary

SUMMARY COMPENSATION TABLE	28
OPTIONS GRANTED IN FISCAL 2004	29
OPTIONS EXERCISED	30
EQUITY COMPENSATION PLAN INFORMATION	30
Class A Common Stock
Class B Common Stock	31
CHANGE OF CONTROL AGREEMENTS	32
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	33
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	37
OTHER INFORMATION	39
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	39
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING	39
HOUSEHOLDING OF PROXY MATERIALS	39
OTHER BUSINESS	40
REQUESTS TO THE COMPANY	40

APPENDIX A—GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN APPENDIX B—GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN APPENDIX C—AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1 B-1 C-1

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set June 8, 2004 as the record date for the meeting. Stockholders who owned Class A common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were              shares of Class A common stock outstanding on the record date.

Stockholders who owned Class B common stock on the record date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to 0.05214 of one vote. There were 200,130 shares of Class B common stock outstanding on the record date, representing 10,434 votes.

Voting materials, which include the Proxy Statement, Proxy Card and 2004 Annual Report, were mailed to stockholders on or about June     , 2004.

In this Proxy Statement:

•	“EA”, “we” and “Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” or “Equity Plan” means EA’s 2000 Equity Incentive Plan

•	“2000 Purchase Plan” or “ESPP” means EA’s 2000 Employee Stock Purchase Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Class A common stock” means EA’s Class A common stock as described in EA’s current Certificate of Incorporation.

•	“Class B common stock” means EA’s Class B common stock as described in EA’s current Certificate of Incorporation.

•	Unless otherwise noted, all Class A common stock share and per share information has been adjusted to reflect a two-for-one stock split of our Class A common stock, which was distributed on November 17, 2003 in the form of a stock dividend for stockholders of record at the close of business on November 3, 2003.

Commonly Asked Questions And Answers

Q: Why am I receiving this Proxy Statement and Proxy Card?

A: This Proxy Statement describes proposals on which you, as a stockholder, will vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may instead follow the instructions below to vote by mail using the enclosed proxy card, or to vote by telephone or over the Internet. By doing so, you are giving a proxy appointing Lawrence F. Probst III and Warren C. Jenson to vote your shares at the meeting as you have instructed. If a proposal comes up for vote at the meeting that is not on the proxy card, or if you do not indicate an instruction, Mr. Probst and Mr. Jenson will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card, or vote by telephone or on the Internet, before the meeting date just in case your plans change.

Q: Who can vote at the Annual Meeting?

A: Stockholders who owned Class A and Class B common stock on June 8, 2004 may attend and vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to .05214 of one vote. There were              shares of Class A and 200,130 shares of Class B common stock outstanding on June 8, 2004, respectively, representing a total of              votes.

Q: What am I voting on?

A: We are asking you to:

•	Elect nine Directors;

•	Approve amendments to the 2000 Equity Incentive Plan to (a) increase by 11 million the number of shares of common stock reserved for issuance under the Plan, (b) provide for the issuance of awards of restricted stock units, (c) limit the total number of shares underlying awards of restricted stock and restricted stock units to 3 million, (d) provide that the exercise price of all stock options may not be less than 100% of the fair market value of a share of Class A common stock, (e) reduce the size of initial and annual option grants to Directors under the Plan, and (f) authorize the Compensation Committee to determine the vesting provisions of options granted to Directors under the Plan;

•	Approve an amendment to the 2000 Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of common stock reserved for issuance under the Plan;

•	Approve the amendment and restatement of our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock by reclassifying each share of Class A common stock as one share of common stock, and converting each outstanding share of Class B common stock into 0.001 share of common stock;

•	Approve the further amendment and restatement of our Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million to 1 billion shares (or 1 billion shares of Class A common stock if stockholders do not approve the proposal to consolidate our Class A and Class B common stock); and

•	Ratify the appointment of KPMG LLP as our independent auditors for fiscal 2005.

Q: How do I vote?

A:	• You may vote by mail

Complete, date, sign and mail the enclosed proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the election of nine Directors;

•	for the amendments to the 2000 Equity Incentive Plan;

•	for the amendment to the 2000 Purchase Plan;

•	for the amendment and restatement of the Certificate of Incorporation to consolidate the Class A common stock and Class B common stock into a single class of common stock;

•	for the further amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of common stock; and

•	for ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2005.

•	You may vote by telephone

You may do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

•	You may vote on the Internet

You may do this by following the “Vote by Internet” instructions on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. The law of Delaware, where we are incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections determine it has been authorized by the stockholder.

•	You may vote in person at the meeting

You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards, or follow the instructions on each to vote by telephone or over the Internet, to ensure that all your shares are voted.

Q: What if I change my mind after I give my proxy?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting), or

•	Signing another proxy with a later date, or

•	Voting by telephone or on the Internet at a later date (your latest vote is counted), or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Q: Who will count the votes?

A: Employees of Wells Fargo Shareowner Services will tabulate the votes and act as the inspectors of election.

Q: How many shares must be present to hold the meeting?

A: To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 8, 2004 must be present or represented by proxies at the meeting. On this date a total of              shares of Class A and 200,130 shares of Class B common stock were outstanding and entitled to vote a total of              votes. Shares representing a majority, or              of these votes must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has properly submitted a proxy card or voted via telephone or the Internet.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are registered in your name, they will not be voted unless you submit your proxy card, vote by telephone or on the Internet or vote in person at the meeting. A failure to vote shares registered in your name will have the same effect as a negative vote with respect to Proposals 4 and 5.

Q: How will my shares be voted if they are held in “street name”?

A: If your shares are held in “street name”, you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules, and thus will not be voted with respect to Proposals 2, 3 and 4. These “broker non-votes” will be counted for purposes of determining whether a quorum is present, will not be counted for any purpose with respect to Proposals 2 and 3, and will have the effect of negative votes with respect to Proposal 4.

Q: How are votes counted?

A: In the election of Directors, you may vote either “for” each nominee or withhold your vote. You may vote “for”, “against” or “abstain” on each of the other proposals. Abstentions, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose with respect to Proposals 2, 3 and 6, and will have the effect of negative votes with respect to Proposals 4 and 5.

If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each other proposal.

Q: How many votes must the nominees have to be elected as Directors?

A: The nine nominees receiving the highest number of “for” votes will be elected as Directors. This number is called a plurality.

Q: What happens if one or more of the nominees is unable to stand for re-election?

A: The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Lawrence F. Probst III and Warren C. Jenson can vote your shares for a substitute nominee. They cannot vote for more than nine nominees.

Q: How many votes are required to pass the amendments to the 2000 Equity Plan and 2000 Purchase Plan, and to ratify the Company’s selection of auditors?

A: The 2000 Plan amendments and the ratification of auditors must receive a “for” vote of a majority of the votes present at the meeting in person or by proxy and voting on these proposals.

Q: How many votes are necessary to pass the proposal to amend and restate the Company’s Certificate of Incorporation to consolidate the Class A common stock and Class B common stock into a single class of common stock?

A: To pass, this proposal must receive a “for” vote of both:

•	a majority of the outstanding shares of the Class A common stock and Class B common stock, voting together as a single class, and

•	a majority of the outstanding shares of Class B common stock voting separately.

Q: How many votes are necessary to pass the proposal to amend and restate the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million to 1 billion shares (or 1 billion shares of Class A common stock if stockholders do not approve the proposal to consolidate our Class A and Class B common stock)?

A: This proposal must receive a “for” vote of a majority of the outstanding shares of the Class A common stock and Class B common stock, voting together as a single class.

Q: Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q: Why are you amending the 2000 Equity Plan?

A: First, we are amending the 2000 Equity Plan to increase the number of shares available. We want to ensure that the Plan includes enough shares for employees, officers and Directors to be appropriately compensated under the Plan going forward. We believe it is essential to be able to grant equity incentives to new and existing employees, officers and Directors in order to recruit and retain key talent and to drive our performance.

Second, we are amending the Plan to ensure that we have flexibility by expressly providing for the ability to grant restricted stock units.

Third, we are amending the Plan to limit the total number of shares underlying awards of restricted stock and restricted stock units to 3 million.

Fourth, we are proposing to amend the Plan such that the exercise price of all stock options may not be less than 100% of the fair market value of a share of Class A common stock on the date of grant. Although we have never granted stock options under the Plan with an exercise price below fair market value on the date of grant, the Plan currently provides us with the ability to do so in the case of nonqualified stock options (at an exercise as low as 85% of fair market value). As we have no intention of granting any stock options under the Plan with an exercise price below fair market value, we feel that it would be appropriate to amend the Plan to reflect both our current practices and intentions for the future.

Fifth, we are proposing to amend the Plan to adjust the automatic option grants to Directors. To date, although Directors have been eligible to receive awards under the 2000 Equity Plan, they have not done so. Instead, they received equity awards under the Directors’ Plan. Going forward, we intend to use the Plan for their awards, and therefore propose the following changes:

•	reduce the number of shares underlying the options that are automatically granted to non-employee Directors upon their initial appointment or election from 100,000 shares to 25,000 shares;

•	reduce the number of shares underlying options that are automatically granted to non-employee Directors upon re-election by the stockholders each year from 32,000 shares to 10,000 shares; and

•	remove the vesting provisions in the Plan for the annual option grants (but not for the initial grant). The Board currently intends to provide, in the option agreements, that annual option grants will fully vest after 1 year to better coincide with the term of service for which the annual option grants are made.

Q: Why are you amending the 2000 Purchase Plan?

A: We are amending the 2000 Purchase Plan to increase the number of shares available. The Purchase Plan permits the purchase of our common stock by our employees through payroll deductions and provides continuing opportunities for our employees to become stockholders. It also provides an incentive for continued employment. Since the adoption of the Purchase Plan, we have experienced both significant growth in the number of employees as well an increase in the percentage of employees who elect to participate in the Purchase Plan. We estimate that an additional 1,500,000 shares available for issuance under the Purchase Plan will permit all current and potential future employees to fully participate in the Purchase Plan for at least fiscal 2005.

Q: Why are you amending and restating the Certificate of Incorporation to consolidate the Class A common stock and the Class B common stock into a single class of common stock?

A: The two classes of common stock were created by way of an amendment to our Certificate of Incorporation in 2000 for the purpose of establishing a class of common stock that reflected the performance of the Company as a whole (the Class A common stock) and establishing a “tracking stock” that was to reflect the performance of our online games business (the Class B common stock) and potentially be offered to the public. We no longer operate the online games business as a separate segment of our business, and therefore we no longer have a need for a separate class of stock to track this part of our business nor do we have any plans for the creation of a public market for the Class B common stock. Therefore, we are proposing to consolidate the Class A common stock and the Class B common stock primarily to simplify our capital structure.

Q: Why are you also amending and restating the Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million total shares of Class A and Class B common stock to 1 billion shares (or 1 billion shares of Class A common stock if stockholders do not approve the proposal to consolidate our Class A and Class B common stock)?

A: Our Certificate of Incorporation currently authorizes us to issue up to 400 million shares of Class A common stock and 100 million shares of Class B common stock. If our stockholders approve the consolidation of our Class A and Class B common stock (without approving an increase in the number of shares of authorized common stock), we would be authorized to issue up to 400 million shares of common stock. As of June 8, 2004, there were a total of              shares of Class A common stock outstanding. That means that there are currently less than              shares of Class A common stock remaining available for issuance.

In November 2003, we effected a two-for-one stock split of our Class A common stock, which was distributed in the form of a stock dividend, thereby greatly reducing the number of shares of Class A common stock available for issuance. Earlier this year, the SEC granted effectiveness to a registration statement on Form S-3 (a so-called “shelf registration”) that allows us, under certain circumstances, to issue up to $2 billion in equity and/or debt securities. If the Board wished to approve a future stock split or sale of shares of our common stock, it may be limited in its ability to do so by the number of authorized shares available for issuance. We believe that the proposed increase in the number of shares of authorized common stock would provide us with the flexibility we need to meet our corporate objectives.

Q: What if stockholders do not approve the consolidation of the Class A and Class B common stock, but approve an increase in the number of shares of authorized common stock? And if the opposite were to occur?

A: As we have no future plans for the Class B common stock, our Certificate of Incorporation would be amended such that the entire increase would be attributable to Class A common stock, resulting in there being authorized 1 billion shares of Class A and 100 million shares of Class B common stock, respectively. Conversely, if stockholders approve the consolidation without approving an increase in the number of shares of authorized common stock, our Certificate of Incorporation would be amended such that there would be authorized a total of 400 million shares of common stock.

Q: Who will pay for this proxy solicitation?

A: We have retained Georgeson & Company Inc. to solicit proxies from stockholders at an estimated fee of $8,000 plus expenses and we will pay these costs. This fee does not include our costs of printing and mailing the proxy statements. Some of our officers and other agents may also solicit proxies personally, by telephone and by mail, and we will pay these costs as well. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.

Q: Whom can I call with any questions?

A: You may call Wells Fargo Shareowner Services at 1-800-468-9716 or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect nine Directors to hold office for a one-year term until the next Annual Meeting (or until their respective successors are elected and qualified). Our Board of Directors currently has nine members. Mr. Pittman is nominated for election for the first time since resigning from the Board in July 1990. Mr. Pittman was appointed as a Director by the Board of Directors effective November 1, 2003. Prior to his appointment, Mr. Pittman was identified as a potential Director by our Chief Executive Officer and recommended to our Board of Directors by our Nominating and Governance Committee. The remaining eight Directors are nominees for re-election this year. All nominees have consented to serve a one-year term, if elected.

Nominee for election this year:

•	Robert W. Pittman

Nominees for re-election this year are:

•	M. Richard Asher

•	William J. Byron

•	Leonard S. Coleman

•	Gary M. Kusin

•	Gregory B. Maffei

•	Timothy Mott

•	Lawrence F. Probst III

•	Linda J. Srere

Required Vote and Board of Directors’ Recommendation

The nine nominees receiving the highest number of “for” votes will be elected as Directors. Shares represented by your proxy will be voted for the election of the nine nominees recommended by EA’s management unless you mark your proxy to “withhold authority” to so vote.

The Board recommends a vote FOR these nominees.

Director Biographies

M. Richard Asher

Director since 1984

Mr. Asher, age 72, is presently an attorney and a consultant. He was a senior executive officer and CEO in the music and record business with CBS, Warner Brothers and PolyGram Records for over 25 years. Mr. Asher is a Director of several private companies and previously served as a Director for a number of public companies.

William J. Byron

Director since 1989

Mr. Byron, age 71, is currently self-employed. Previously Mr. Byron was President of Sanyo Electric Consumer Products Division and Vice Chairman of the Sanyo Fisher Corporation.

Leonard S. Coleman

Director since 2001

Mr. Coleman, age 55, has been Senior Advisor to Major League Baseball since November 1999 and, from 2001 to 2002, Mr. Coleman was the Chairman of ARENACO, a subsidiary of Yankees/Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the

Board of Directors of the following corporations which file reports pursuant to the Exchange Act: Cendant Corporation, The Omnicom Group, New Jersey Resources, H. J. Heinz Company, Churchill Downs and Aramark. Mr. Coleman has informed EA that he intends to retire as a director from one of these corporations by December 31, 2004. Mr. Coleman is also a director of several not-for-profit organizations, including the Jackie Robinson Foundation of which he is the Chairman.

Gary M. Kusin

Director since 1995

Mr. Kusin, age 53, is currently President and Chief Executive Officer of Fedex Kinko’s Office and Print Services, an operating division of Fedex, Inc. Fedex Kinko’s is a leading provider of document solutions and business services. From September 1998 to July 2001, he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. In April 2002, HQ Global filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and subsequently emerged from bankruptcy in October 2003. Prior to September 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC and co-founder and President of Babbages, Inc.

Gregory B. Maffei

Director since 2003

Mr. Maffei, age 43, has been Chief Executive Officer of 360networks Corporation, a broadband telecom service provider, since 2000 and became Chairman in 2002. Previously, Mr. Maffei was Senior Vice President, Finance and Administration and CFO of Microsoft Corporation from 1997 to 2000. He joined Microsoft in 1993 and also served as Treasurer and Vice President, Corporate Development. Mr. Maffei also served as Chairman of Expedia, Inc. from 1999 to 2002. Mr. Maffei serves on the Board of Directors of Starbucks Coffee and is President of the Trustees of the Seattle Public Library.

Timothy Mott

Director since 1990

Mr. Mott, age 55, has been Chairman of All Covered, a nationwide information technology outsourcing company focused on small and mid-size businesses, since June 2000 and was Chief Executive Officer from November 2001 to February 2004. Mr. Mott is also the Managing Partner of Ironwood Capital, a private investment firm. At various times prior to 1999, Mr. Mott co-founded and was Chairman of Audible Inc., co-founded and was Chief Executive Officer and Chairman of Macromedia Inc., co-founded and was Senior Vice President of Electronic Arts, and was a member of the research staff at Xerox PARC.

Robert W. Pittman

Director since 2003

Mr. Pittman, age 50, was appointed as a Director by EA’s Board of Directors effective November 1, 2003. Mr. Pittman has been a member of and an investor in, respectively, Pilot Group Manager LLC and Pilot Group LP, a private investment firm since May 2003. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner from January 2001 to May 2002, and, earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001. Mr. Pittman serves on the board of directors of Cendant Corporation and the boards of numerous charitable organizations.

Lawrence F. Probst III

Director since 1991

Mr. Probst, age 54, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994, and Chief Executive Officer since May 1991. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991.

Linda J. Srere

Director since 2001

Ms. Srere, age 48, is currently a Marketing and Advertising consultant. Previously, Ms. Srere was President of Young & Rubicam Advertising. Since 1994, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history.

BOARD, BOARD MEETINGS, AND COMMITTEES

Our Board of Directors currently consists of nine Directors. Our Board has determined that all of our Directors, other than Mr. Probst and Mr. Mott, are “independent” as that term is used in the Nasdaq Marketplace Rules.

The Board meets on a fixed schedule four times each year and also occasionally holds special meetings and acts by written consent. At each regularly scheduled meeting, the independent members of the Board meet in executive session separately without management present. A Lead Director, elected by the independent Directors and serving a two-year term, is responsible for chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the other independent Directors, and overseeing the Board’s stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent Directors. Our current Lead Director is Linda Srere, who has been elected to serve in this capacity until our 2006 Annual Meeting of Stockholders.

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in February 2003, and adopted the charters of the Compensation Committee and the Nominating and Governance Committee in February and May 2003, respectively. Copies of the charters of each Committee may be found in the Investor Relations portion of our website at http://investor.ea.com. In accordance with the charters for each, and with current regulatory requirements, all members of these Committees are independent Directors. During fiscal 2004, each Director participated in at least 75% of all Board meetings and Committee meetings held during the period for which he or she was a member. The Committee members are as follows:

Audit	Gregory B. Maffei (Chair), Gary M. Kusin and M. Richard Asher
Compensation	M. Richard Asher (Chair), William J. Byron and Linda J. Srere
Nominating and Governance	Linda J. Srere (Chair) and Leonard S. Coleman

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is comprised of three Directors, each of whom in the opinion of the Board of Directors meets the independence requirements and the financial literacy standards of the Nasdaq Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Maffei meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met eight times in fiscal 2004. For further information about the Audit Committee, please see the Report of the Audit Committee below.

Compensation Committee

The Compensation Committee is responsible for setting the overall compensation strategy for the Company, for determining the compensation of the CEO and other executive officers and for overseeing the Company’s equity incentive plans and other benefit plans. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board compensation for non-employee Directors. The Compensation Committee is comprised of three Directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the Nasdaq Marketplace Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met six times in fiscal 2004 and also acts regularly by written consent. For further information about the Compensation Committee, please see the Report of the Compensation Committee below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to the Board nominees for election to the Board of Directors, for appointing Directors to Board committees, and for reviewing developments in corporate governance, reviewing and ensuring the quality of the Company’s succession plans, recommending formal governance standards to the Board, and establishing the Board’s criteria for selecting nominees for Director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board as a whole, as well as its individual members. In May 2004, the Nominating and Governance Committee recommended, and the Board of Directors adopted, a formal set of corporate governance guidelines. The Nominating and Governance Committee met four times in fiscal 2004.

In evaluating nominees for Director to recommend to the Board, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for Director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to EA’s ACTION values (as set forth in EA’s Global Code of Conduct);

•	practical wisdom and mature judgment;

•	broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of EA;

•	the ability to gain an in-depth understanding of EA’s business; and

•	a willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.

In determining whether to recommend a Director for re-election, the Nominating and Governance Committee will also consider the Director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the Director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the Director’s age and changes in his or her principal occupation or professional status.

The Nominating and Governance Committee believes that the continuing service of qualified incumbent Directors promotes stability and continuity on the Board of Directors, contributing to the Board’s ability to work effectively as a collective body, while providing EA with the benefits of familiarity and insight into EA’s affairs that its Directors have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent Directors who wish to continue to serve on the Board for re-election at EA’s annual meeting of stockholders.

In situations where the Committee determines not to recommend an incumbent Director for re-election, an incumbent Director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the Directors to expand the size of the Board), the Committee will commence a search for new Director nominees. While the Nominating and Governance Committee may, in its discretion, use a variety of means to identify potential nominees for Director, it will generally direct EA’s senior executive officer in charge of human resources to develop a list of potential nominees meeting the Board’s general membership criteria discussed above. The Nominating and Governance Committee may also use third-party resources, including qualified search firms. EA has in the past engaged, and may continue in the future to engage, a third-party search firm to assist with the identification and evaluation of potential candidates for Director. The Nominating and Governance Committee may consider potential nominees identified by other sources, including current Directors, senior management and stockholders. In determining whether to recommend a candidate to the Board of Directors, the Nominating and Governance Committee will consider the current composition and capabilities of current Directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable Nasdaq rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders, and (b) to serve as a Director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Corporate Governance Guidelines

Our Board of Directors adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines in May 2004. A complete copy of the Corporate Governance Guidelines are available in the Investor Relations portion of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Director resignations;

•	executive sessions of independent Directors led by a Lead Director;

•	authority to hire outside advisors;

•	Director orientation and education;

•	Board and Committee self-evaluations;

•	attendance at annual meetings of stockholders;

•	stock ownership guidelines for our Directors and executive officers;

•	stockholder communications with the Board; and

•	access to management, CEO evaluation and management succession planning.

Global Code of Conduct

Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. We will post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.

Director Attendance at Annual Meetings

Our Directors are expected to make every effort to attend our annual meeting of stockholders. All Directors who were then members of the Board attended our 2003 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual Director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent Directors serving on the Board. For further information regarding the submission of stockholder communications, please visit the Investor Relations portion of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Mr. Probst, the Company’s Chief Executive Officer, is not paid additional compensation for his services as a Director. During fiscal 2004, compensation for non-employee Directors included the following stock and cash elements:

Cash Compensation

•	$16,000 annual retainer;

•	$1,200 for each Board meeting attended;

•	$950 for each telephone Board meeting attended;

•	$1,000 for each Committee meeting attended; and

•	$750 for each telephone Committee meeting attended.

During the past year, the Compensation Committee undertook a comprehensive review of the compensation program for the Company’s Board of Directors, with the assistance of EA management. The Committee reviewed both the cash and equity portions of the current Board compensation program and determined that: (1) for recruitment purposes and to remain competitive, the cash portion of Board compensation should be increased to levels consistent with other high technology (primarily software developers), entertainment and selected packaged goods companies, (2) cash compensation should be paid to each Director in the form of an annual retainer for discharging his or her duties as a board member, and as a committee member and/or committee chair, rather than payment on a per-meeting-attended basis as is currently the case, and (3) Board members should forego the automatic increases (due to recent Company stock splits) in the size of the initial and annual option grants made to directors under the 2000 Equity Incentive Plan. The Compensation Committee formulated its recommendations for a new Director compensation program, which were adopted by the Compensation Committee and the full Board in May 2004. Beginning after the 2004 Annual Meeting of Stockholders, non-employee Directors will receive the following cash compensation:

•	$35,000 annual retainer for service on the Board of Directors;

•	$7,500 annual retainer for service on the Compensation or Nominating and Governance Committees;

•	$2,500 additional annual retainer for service as Chair of the Compensation or Nominating and Governance Committees;

•	$10,000 annual retainer for service on the Audit Committee;

•	$5,000 additional annual retainer for service as Chair of the Audit Committee; and

•	$1,000 per day, with the approval of the Board of Directors, to individual Directors for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations and finance (provided, however, no independent Director is eligible for a special assignment if the assignment or payment for the assignment would prevent the Director from being considered independent under applicable Nasdaq or SEC rules).

Stock Compensation

Under the 1998 Directors’ Stock Option Plan, non-employee Directors receive an automatic grant of options to purchase 8,000 shares of Class A common stock upon re-election by the stockholders each year. New Directors receive a grant of 25,000 shares to purchase Class A common stock under the Directors’ Plan upon their election or appointment. No new options will be granted to Directors under the Directors’ Plan in the future; rather, future stock option grants to Directors will be made under the 2000 Equity Incentive Plan.

Although non-employee Directors have not received option grants under the current 2000 Equity Incentive Plan, under the terms of that plan they are eligible to receive an automatic grant of options to purchase 32,000 shares of Class A common stock (on a split-adjusted basis) upon re-election by the stockholders each year and new Directors are eligible to receive an option grant to purchase 100,000 shares of Class A common stock (on a split-adjusted basis) upon their initial election or appointment. However, if the proposed amendments to the 2000 Equity Incentive Plan discussed in Proposal No. 2 below are approved by the stockholders at the Annual Meeting, then the stock options granted upon re-election and initial election or appointment will be reduced to 10,000 and 25,000 shares, respectively.

An annual option grant to purchase 8,000 shares (on a pre-split basis) of Class A common stock was made under the Directors’ Plan to each of the seven non-employee Directors who were re-elected at the 2003 Annual Meeting of Stockholders. These options were granted on July 31, 2003, the date of the Directors’ re-election to the Board, at a split-adjusted exercise price of $41.98 per share. Because Mr. Maffei had been appointed to the Board on June 3, 2003, the number of shares subject to his option was pro-rated to 1,333 shares (on a pre-split basis).

Under the Directors’ Plan and 2000 Equity Incentive Plans, non-employee Directors may elect to receive all or part of their cash compensation in the form of Class A common stock. As an incentive for our non-employee Directors to increase their stock ownership in EA, non-employee Directors making such an election receive shares of Class A common stock valued at 110% of the cash compensation they would have otherwise received.

The material terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting and prohibitions on “repricing” under the Directors’ Plan are substantially similar to the terms of the 2000 Equity Incentive Plan, summarized in Appendix A to this Proxy Statement.

Stock Ownership Guidelines

Each non-employee Director is required, within three years of becoming a Director, to own shares of EA Class A common stock having a value of at least 3 years’ annual retainer for service on the Board.

PROPOSAL 2. AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

The 2000 Equity Incentive Plan, which initially was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to employees, officers and Directors qualified. We offer these incentives in order to assist in recruiting and retaining qualified employees, officers and Directors. Since the Plan’s adoption, 46,400,000 shares of Class A common stock have been reserved for issuance.

The amendments would increase the number of shares authorized under the 2000 Equity Incentive Plan by 11,000,000 Shares to a total of 57,400,000 Shares. We continue to believe that alignment of the interests of our stockholders and our employees, officers and Directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and Directors’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Stock options also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is very intense.

Having said this, we also recognize our responsibility to keep the dilutive impact of stock options and other equity incentives within a reasonable range. For example, we decreased the size of option grants we made to our executive officers in fiscal 2004 and, following the two-for-one split of our Class A common stock in November 2003, we did not adjust our broad-based stock option award guidelines to reflect the split. During fiscal 2004, a year in which our employee base grew by approximately 800 people, we carefully managed stock option issuances, granting options to purchase a total of 9,181,602 shares, or approximately 3% of our total shares outstanding. In the three years prior to fiscal 2004, we granted stock options at an average annual rate of approximately 4.6% of total shares outstanding.

In addition, the 2000 Equity Incentive Plan contains several features designed to protect stockholders’ interests. For example, as proposed to be amended, the Plan would not allow any options to be granted at less than 100% of fair market value. In addition, the Plan does not contain an “evergreen” provision, and the exercise price of outstanding options issued under the Plan may not be reduced without stockholder approval. In an effort to further align the interests of our Directors, executive officers and stockholders, we have implemented minimum stock ownership requirements for our Directors and executive officers.

As we head into fiscal 2005, we will continue to responsibly manage stock option issuances, and we will engage in a comprehensive analysis of our total compensation programs to ensure their continued effectiveness and to prepare for the possibility of mandatory stock option expensing.

The amendments would also:

•	Expressly authorize the issuance of awards of restricted stock units in addition to awards of stock options and restricted stock. We believe that our ability to employ different forms of equity incentives is important, and restricted stock units provide additional and alternative methods of providing equity incentives to our employees.

•	Limit the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the 2000 Equity Plan to 3 million.

•	Provide that the exercise price of stock options may not be less than 100% of the fair market value of a share of Class A common stock on the date of grant. Although we have never granted stock options under the Plan with an exercise price below fair market value on the date of grant, the Plan currently provides us with the ability to do so (at an exercise as low as 85% of fair market value). As we have no intention of granting nonqualified stock options under the Plan with an exercise price below fair market value, we feel that it would be appropriate to amend the Plan to reflect both our current practices and intentions for the future.

•	Reduce the automatic formula for stock option grants to each outside Director upon first joining the Board from an option to purchase 100,000 shares to an option to purchase 25,000 shares, and reduce the annual stock option grant to each Director upon his or her re-election from an option to purchase 32,000 shares to an option to purchase 10,000 shares. The formula as originally adopted provided for initial grants of options to purchase 25,000 shares and annual grants of options to purchase 8,000 shares and was identical to the formula included in the Directors’ Plan under which Director grants have been made since 1998. By the terms of the 2000 Equity Plan, this formula for grants was automatically adjusted for the two-for-one stock splits effected in September 2000 and

November 2003. As so adjusted, the 2000 Equity Plan currently provides for a grant of a stock option to purchase 100,000 shares when a Director is initially appointed or elected, and an annual grant of an option to purchase 32,000 shares upon re-election to the Board. We are proposing these amendments because it is our intention that future Directors’ equity compensation awards be made under the 2000 Equity Plan rather than the Directors’ Plan.

•	Remove the vesting requirements for the annual grants to outside Directors from the Plan. Currently, the 2000 Equity Plan provides that all grants to outside Directors vest at the rate of 2% a month. No change is proposed with respect to vesting of the initial grant. However, the proposed amendment would provide that the annual grant to each Director made upon re-election to the Board will vest at the discretion of the Compensation Committee. The Compensation Committee believes that vesting of annual grants should be aligned with the term of service and thus currently intends to provide, in the option agreements, for full vesting of annual grants on the last day of the term for which each Director has been elected.

For more information about the 2000 Equity Plan, we urge you to read the summary of its material terms and proposed changes included as Appendix A to this Proxy Statement.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes present at the meeting in person or by proxy and voting on this proposal.

The Board recommends a vote FOR the amendments to the 2000 Equity Plan.

PROPOSAL 3. AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan, which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 2,300,000 shares of Class A common stock have been reserved for issuance under the 2000 Purchase Plan.

Since the adoption of the 2000 Purchase Plan, we have experienced significant growth in the number of employees as well in the number of employees who elect to participate in the Purchase Plan. In addition, in February 2003, we terminated our International Employee Stock Purchase Plan, and have since allowed our international employees to participate in the 2000 Purchase Plan. The following table presents information since the beginning of fiscal year 2002 relating to the aggregate number of shares purchased under the Purchase Plan and the International Purchase Plan, as well as the number of employees who have participated in such plans:

	Shares Purchased Pursuant to 2000 Purchase Plan		Shares Purchased Pursuant to International Purchase Plan(1)	Total Shares Purchased		No. of Employees Participating as of the Last Purchase Date in Fiscal Year
Fiscal Year 2002	421,542		204,938	626,480		2,217
Fiscal Year 2003	440,528		257,368	697,896		2,418
Fiscal Year 2004	866,541		—	866,541		2,933
Fiscal Year 2005		(2)	—		(2)	3,459	(3)

(1)	The International Employee Stock Purchase Plan was terminated in February 2003.
(2)	Fiscal year 2005 purchases under the 2000 Purchase Plan will be made in August 2004 and February 2005.
(3)	Represents number of participants in the 2000 Purchase Plan as of May 15, 2004. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2005, the last purchase date in fiscal 2005.

The proposed amendment would increase the number of shares authorized under the 2000 Purchase Plan by 1,500,000 to a total of 3,800,000, an amount that we estimate will permit all current and potential future employees to fully participate in the Purchase Plan.

For more information about the 2000 Purchase Plan, we urge you to read the summary of its material terms included as Appendix B to this Proxy Statement.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes present at the meeting in person or by proxy and voting on this proposal.

The Board recommends a vote FOR the amendment to the 2000 Employee Stock Purchase Plan.

PROPOSAL 4.	AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO CONSOLIDATE OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK INTO A SINGLE CLASS OF COMMON STOCK

This proposal would amend and restate our Certificate of Incorporation, as described below. A copy of the Amended and Restated Certificate of Incorporation that you are being asked to approve is attached to this Proxy Statement as Appendix C.

Consolidation of Class A and Class B Common Stock

We are proposing to amend and restate our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock by reclassifying each outstanding share of Class A common stock as one share of common stock and converting each outstanding share of Class B common stock into 0.001 shares of common stock (which we refer to as the “Consolidation Amendment”). We are also proposing to make the following related amendments to our Certificate of Incorporation:

•	We presently have provisions in our Certificate of Incorporation authorizing 500 million shares of common stock, comprised of 400 million shares of Class A common stock and 100 million shares of Class B common stock. Because the Amendment would reclassify the Class A common stock as common stock and we would no longer have any shares of Class B authorized, if stockholders do not approve the proposal to increase the number of shares of authorized common stock discussed in Proposal No. 5 below, following the Consolidation Amendment there would only be authorized 400 million shares of a single class of common stock. In addition, if the Consolidation Amendment is approved, we will continue to have 10 million shares of preferred stock (none of which are issued and outstanding) authorized under our Certificate of Incorporation and this will not be changed by the Consolidation Amendment.

•	We presently have various provisions in our Certificate of Incorporation designating certain separate rights of the holders of Class A common stock and Class B common stock. Because the Consolidation Amendment will result in the conversion of all outstanding Class B Common Stock to the single class of common stock, the authorized Class B common stock will be eliminated and each of the provisions governing the separate rights of the Class B common stock will be deleted.

Effects of Approving the Consolidation Amendment

If our stockholders approve the Consolidation Amendment, we will file an Amended and Restated Certificate of Incorporation reflecting the Consolidation Amendment with the Delaware Secretary of State, which will become effective on the date the filing is accepted by the Delaware Secretary of State.

As of June 8, 2004, the record date for the Annual Meeting, there were issued and outstanding              shares of our Class A common stock and 200,130 shares of our Class B common stock. As of the effective date of the Consolidation Amendment, (i) each outstanding share of Class A common stock would be reclassified as one outstanding share of common stock and (ii) each outstanding share of the Class B common stock would be converted into 0.001 shares of common stock, for a total of 200 shares of common stock. The Consolidation Amendment’s elimination of the authorized Class B Common Stock would also eliminate some restrictions that currently exist on the Class A common stock that provide protection for the separate rights of the holders of the Class B common stock. The rights and privileges of the holders of Class A common stock would not otherwise be effected by the Consolidation Amendment. Each outstanding option to acquire a share of Class B common stock under our Class B Equity Incentive Plan would become an option to acquire 0.001 shares of common stock. As of the record date, there were options outstanding to acquire 34,439 shares of Class B common stock.

The Class B common stock was intended to reflect the performance of our former online games division, EA.com. Beginning in fiscal 2004, we ceased operating EA.com as a separate business and integrated our online games business into our overall software business. Therefore, the separate value of our online games business, which the Class B common stock is designed to track, is nominal. Following effectiveness of the Consolidation Amendment, we intend for our single class of common stock to reflect the combined performance of our business as a whole.

There is currently no mandatory redemption or exchange provision with respect to the Class A common stock. Currently, if we dispose of all or substantially all of the assets of EA.com, we would be required to choose one of the following three alternatives: (i) pay a dividend to holders of Class B common stock in an amount equal to their proportionate interest in the net proceeds of such disposition, (ii) redeem from holders of Class B common stock, for an amount equal to their proportionate interest in the net proceeds of such disposition, the outstanding shares of Class B common stock (or redeem a portion of the Class B common stock if EA.com continues to hold a material amount of its assets after such disposition), or (iii) issue Class A common stock in exchange for outstanding Class B common stock at a 15% premium. At any time within one year after completing a special dividend or partial redemption referred to above, we have the right to issue Class A common stock in exchange for outstanding Class B common stock at a 15% premium. Upon effectiveness of the Consolidation Amendment, the obligations to effect such a special dividend or redemption will be terminated and there will be no mandatory redemption, dividend or exchange provision with respect to our common stock.

The Class A common stock has one vote per share. Currently the Class B common stock has 0.05214 votes per share. Holders of Class A common stock and Class B common stock vote together as a single class, except in certain limited circumstances where the Class B common stock must approve changes to the terms of the Class B common stock. Upon effectiveness of the Consolidation Amendment, each share of the single class of common stock will have one vote and will vote together on all matters.

Currently, our ability to pay dividends to either the Class A common stock or the Class B common stock, is limited to what our ability to legally pay dividends would be if the portion of our business represented by each such class of common stock were a separate Delaware corporation. Following effectiveness of the Consolidation Amendment these separate limits will no longer be in effect and we will be permitted to pay dividends as legally permitted under Delaware law. However, we currently intend to retain all of our earnings to finance our operations and fund future growth. We have not paid any dividends on the Class A common stock nor we do not anticipate paying cash dividends on the common stock for the foreseeable future. There are no arrears as to dividends on the Class A common stock or Class B common stock.

If our stockholders do not approve the Consolidation Amendment, there would be no change in our existing capital stock. As such, holders of Class A common stock would continue to hold Class A common stock, and holders of Class B common stock would continue to hold Class B common stock.

Background and Reasons for the Consolidation Amendment

At a Special Meeting of Stockholders in March 2000, our stockholders approved an amendment and restatement of our Certificate of Incorporation to create our two classes of common stock, Class A common stock and Class B common stock. The Class B common stock was intended to be a tracking stock to reflect the performance of EA.com, which, at the time, was our online games division. Prior to the creation of the Class A and Class B common stock, we had a single class of outstanding common stock, designated simply as “common stock”. In connection with the March 2000 amendment, each then-outstanding share of common stock was redesignated as one share of Class A common stock. We subsequently sold shares of Class B common stock to certain EA executives and issued warrants to purchase shares of Class B common stock to certain institutional buyers. We also reserved additional shares of Class B common stock for the creation of our Class B Equity Incentive Plan.

Our reasons for creating the Class B common stock included:

•	By reporting the operating results of EA.com, we would increase the market’s understanding of EA.com and of the revenues, costs, earnings or losses associated with this business.

•	Creating separate investment vehicles represented by the Class A common stock and the Class B common stock to meet the requirements of distinct investors—those looking for a more mature software business like EA, and those looking for the growth potential of a newer Internet business such as EA.com.

•	Equity incentive awards using the Class B common stock would assist EA.com in attracting and retaining key talent in the competitive employee market in online businesses.

•	The Class B common stock would facilitate the separation of our online business from our packaged goods business while retaining ownership of our online assets.

•	Class B common stock would assist the Board in meeting the capital requirements of EA.com by creating an additional security for use in raising capital and as currency for acquisitions by EA.com.

While the Class B common stock provided some of these benefits, EA.com is no longer a separate business and we no longer have any plans, nor do we see meaningful prospects, for the creation of a public market for our Class B common stock. Further, given the administrative costs of maintaining the Class B common stock and the potential confusion caused by our dual class common stock structure, our Board of Directors has determined that it is no longer in our best interests or those of our stockholders to continue to maintain two classes of common stock.

Our Class B common stock warrant holders have previously exercised their rights as set forth in our original agreements with such investors to exchange their Class B common stock warrants for Class A common stock warrants. In addition, most of our employees who held options to purchase Class B common stock under our Class B Equity Incentive Plan voluntarily tendered such options in exchange for cash. As of the record date, 200,130 shares of Class B common stock and options to purchase 34,439 shares of Class B common stock remained outstanding.

Accordingly, in March 2003, we consolidated the operations of the EA.com business segment into our core operations in order to increase efficiency, simplify our reporting structure and more directly integrate online activities into our core console and PC business. As a result, we eliminated dual class reporting starting in fiscal 2004. Since March 2003, we have not issued, and we do not intend to issue, additional Class B common stock, stock options or warrants to purchase Class B common stock. No further options are available for grant under the Class B Equity Incentive Plan.

Post-Consolidation Activity

Our stockholders will not need to take any further action with respect to their existing stock certificates representing their Class A common stock or Class B common stock, as the case may be, following the effectiveness of the Consolidation Amendment. Once the Consolidation Amendment becomes effective, our Board of Directors will take such action as may be necessary to amend our equity compensation plans and any other agreements to reflect the new single class of common stock.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who doesn’t vote in favor of the Consolidation Amendment.

Tax Consequences

The following summary of the federal income tax consequences of the Consolidation Amendment and the ownership of Class A common stock and Class B common stock is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), Treasury Department regulations, published positions of the Internal Revenue Service (the “IRS”) and court decisions now in effect, all of which are subject to change. You should consult your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local, or foreign tax laws to which you may be subject.

We believe that for federal income tax purposes Class A common stock and Class B common stock will be considered to be our common stock. Accordingly, we believe that for federal income tax purposes, neither you nor Electronic Arts will recognize any income, gain or loss as a result of the reclassification of our existing Class A common stock into common stock or the conversion of the Class B common stock into common stock. There are, however, no court decisions or other authority bearing directly on the classification of instruments with characteristics similar to those of Class A common stock and Class B common stock.

Further, the IRS has announced that it will not issue advance rulings on the correct classification for federal income tax purposes of instruments such as tracking stock. It is possible, therefore, that the IRS could assert that the Class A common stock or the Class B common stock or both represent property other than common stock of the Company. Finally, stockholders should be aware that this discussion does not address any issues that may be relevant to stockholders who acquired their shares in compensatory transactions or other holders who are subject to special circumstances or tax rules (such as dealers in securities or foreign persons).

Interests of Certain Persons in the Consolidation Amendment

There is currently no public trading market for our Class B common stock, nor do we expect for one to develop. If the Consolidation Amendment is approved, several of our current and former executive officers who hold shares of Class B common stock will receive shares of common stock, which will trade on the Nasdaq National Market. The following table sets forth information regarding the Consolidation Amendment for persons who are or have been an executive officer of EA since April 1, 2003:

NAME	NUMBER OF CLASS B SHARES OWNED	NUMBER OF SHARES OF COMMON STOCK INTO WHICH CLASS B SHARES WILL BE CONVERTED	VALUE OF COMMON STOCK RECEIVED UPON CONVERSION OF CLASS B SHARES(1)(2)
John Riccitiello(3)	50,000	50	$2506
Lawrence F. Probst III	25,000	25	$1253
Don A. Mattrick	25,000	25	$1253
Bruce McMillan	20,000	20	$100
V. Paul Lee	15,000	15	$752
J. Russell (Rusty) Rueff, Jr.	15,000	15	$752
Nancy L. Smith	10,000	10	$501
TOTAL	160,000	160	$8020

(1)	Based on $50.13 per share, the reported closing price of our common stock on the Nasdaq National Market on May 25, 2004.
(2)	The individuals named in the table purchased their Class B common stock for $9.00 per share in May and June 2000.
(3)	Mr. Riccitiello resigned from his position as President and Chief Operating Officer in April 2004.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of (i) a majority of the outstanding shares of the Class A common stock and Class B common stock, voting together as a single class, and (ii) a majority of the outstanding shares of Class B common stock voting separately.

The Board recommends a vote FOR the amendment and restatement of our Certificate of Incorporation to consolidate our Class A common stock and Class B common stock into a single class of common stock.

PROPOSAL 5.	FURTHER AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Under our current Certificate of Incorporation, there are authorized 400 million shares of Class A common stock, 100 million shares of Class B common stock, and 10 million shares of preferred stock. If stockholders approve both this proposal and the Consolidation Amendment discussed above in Proposal No. 4, the amendment and restatement of the Certificate of Incorporation would increase the total number of authorized shares of common stock to 1 billion shares. If stockholders do not approve the Consolidation Amendment but approve this proposal, the amendment and restatement of the Certificate of Incorporation would increase the number of authorized shares of Class A common stock to 1 billion shares, while the number of authorized shares of Class B common stock would remain at 100 million. The amendment and restatement of the Certificate of Incorporation does not include any change to the authorized number of shares of preferred stock, which would remain at 10 million authorized shares.

The Board has unanimously determined that it would be in the best interests of the Company and our stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 1 billion shares (or 1 billion shares of Class A common stock if stockholders do not approve the Consolidation Amendment).

As of March 31, 2004, 302,174,818 of the 400 million authorized shares of Class A common stock were issued and outstanding, an additional 43,554,031 shares were reserved for issuance upon the exercise of outstanding options, 8,670,239 shares were reserved for future issuance under our stock option plans, and 571,389 shares were reserved for future issuance under our 2000 Employee Stock Purchase Plan. Based on our capitalization as of March 31, 2004, we had less than 46 million authorized shares available for issuance and not otherwise reserved for other purposes.

The proposed increase in the number of shares of common stock will permit the Company to move quickly, without the delay and expense of a stockholder meeting, if the Board determines that it is desirable for the Company to issues shares of common stock in excess of the currently authorized number of shares for business and financial purposes, which may include stock dividends and splits, financings, strategic relationships with other companies, expanding our business or product lines through acquisitions of other businesses or products, and other corporate actions.

For example, in September 2000, and again in November 2003, the Board effected two-for-one stock split of our Class A common stock which was distributed in the form of a stock dividend. Further, earlier this year, the SEC granted effectiveness to a registration statement filed by the Company on Form S-3 (a so-called “shelf registration”) of up to $2 billion of equity or debt securities to be issued by the Company at the direction of the Board. The proposed increase in the number of authorized shares of common stock will give the Board flexibility to effect additional stock dividends, issue shares of common stock under the shelf-registration and pursue other corporate goals when the Board believes that it is in the best interests of the Company and its stockholders to do so.

A portion of the additional shares will also be issued pursuant to our stock option and stock purchase plans, as authorized by the stockholders from time to time. For example, pursuant to Proposal No. 2 and Proposal No. 3 above, additional shares of common stock would be reserved for issuance under the 2000 Equity Plan and the Stock Purchase Plan. The Board does not currently have any other specific plans to issue any of the additional shares to be authorized. We do not intend to seek further stockholder authorization for the issuance of additional shares unless such stockholder authorization is otherwise required under applicable law or the rules of the Nasdaq National Market (on which our Class A common stock is traded) due to the nature and size of the transaction or transactions in which the shares are to be issued, or as may be required to reserve additional shares of common stock for issuance under our equity plans.

Although it is not the intention of this proposal, the Board recognizes that an increase in the number of shares of authorized common stock could have the effect of discouraging attempts to take control of the Company, as the issuance of the additional shares made available by this proposal could be used to dilute the stock ownership of, or increase the cost to, a potential acquiror. For example, in the event of a hostile takeover attempt of the Company, it may be possible for the Company to impede the attempt by issuing shares of common stock, thereby diluting the voting power of other outstanding shares, and increasing the cost to acquire control of the Company. If passed, this proposal could therefore have the effect of discouraging unsolicited takeover attempts of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposal may limit the opportunity for stockholders to dispose of their shares for a higher price than they would otherwise be able to obtain. However, the Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intent that it be utilized as an anti-takeover device.

If both this proposal and the Consolidation Amendment described in Proposal No. 4 above are approved by the stockholders, the Board intends to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock as provided in the proposed Amended and Restated Certificate of Incorporation attached to this proxy statement as Appendix C.

If this proposal is approved by the stockholders, but the Consolidation Amendment in Proposal No. 4 above is not approved, then Article IV of our current Certificate of Incorporation will be restated in its entirety to read:

“ARTICLE IV

The total number of shares of stock of all classes which the Company is authorized to issue is 1,110,000,000 shares, consisting of 1,000,000,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”),100,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding).”

However, the Board reserves the right not to amend the Certificate of Incorporation, despite approval by the stockholders, if the Board determines that it would not be in the best interests of the Company and its stockholders to do so.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Class A common stock and Class B common stock, voting together as a single class.

The Board recommends a vote FOR the amendment and restatement of our Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL 6. RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT AUDITORS

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal year 1987. The Board, through the Audit Committee, has appointed KPMG LLP as EA’s independent auditors for fiscal year 2005. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. Representatives of KPMG LLP will attend the meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of I ndependent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

Description of Fees	Year Ended March 31, 2004	Year Ended March 31, 2003
Audit(1)
-Worldwide audit fee	1,613,000	1,412,000
-Accounting assistance, SEC and foreign filings	517,000	272,000

Total audit fees	2,130,000	1,684,000
Audit-Related Fees(2)
-Pension audit	18,000	17,000

Total audit related fees	18,000	17,000
Tax(3)
-Compliance	718,000	593,000
-Planning and Advice	102,000	186,000

Total tax fees	820,000	779,000
All Other Fees(4)
Total all other fees	—	—
Total All Fees	2,968,000	2,480,000

(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements, (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q) and services normally provided by the independent auditors in connection with regulatory filings. This category also includes advice on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our registration statement on Form S-3 filed in January 2003, periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 compliance assistance.
(2)	Audit Related Fees: This category consists of fees related to audits of employee benefit plans.
(3)	Tax Services: This category includes compliance services rendered for US and foreign tax compliance and returns, and transfer pricing, as well as planning and advice which consists primarily of technical tax consulting.
(4)	Other: In fiscal year 2004, no products or services were provided under this category.

Services Provided by the Independent Auditors

The Audit Committee is required to pre-approve the engagement of and engages KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining KPMG LLP’s independence.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors for fiscal year 2005.

OTHER BUSINESS

The Board knows of no other business for consideration at the Annual Meeting. If other matters are properly presented at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, Lawrence F. Probst III and Warren C. Jenson will vote, or otherwise act, in accordance with their judgment on such matters.

PRINCIPAL STOCKHOLDERS

Class A Common Stock

The following table shows, as of May 15, 2004, the number of shares of our Class A common stock owned by our Directors, executive officers named in the Summary Compensation Table below, our Directors and current executive officers as a group, and beneficial owners known to us holding more than 5% of our Class A common stock. As of May 15, 2004, there were 302,174,818 shares of our Class A common stock outstanding. Except as otherwise indicated, the address for each of our Directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

TITLE OF CLASS OF COMMON STOCK	STOCKHOLDER NAME	NUMBER OF SHARES OWNED (1)	RIGHT TO ACQUIRE (2)	PERCENT OF OUTSTANDING SHARES IN CLASS(3)
A	AXA(4)	31,835,022	—	10.5
A	Janus Capital Management LLC (5)	29,089,797	—	9.6
A	Legg Mason Capital Management, Inc.(6)	16,426,810	—	5.4
A	Montag & Caldwell, Inc.(7)	15,442,750	—	5.1
A	Lawrence F. Probst III(8)	842,352	2,738,000	1.2
A	M. Richard Asher	300,816	193,120	*
A	Timothy Mott(9)	118,624	125,200	*
A	William J. Byron	156,148	118,720	*
A	John Riccitiello(10)	37,744	427,400	*
A	Gary M. Kusin	4,574	20,160	*
A	Leonard S. Coleman, Jr.	2,163	51,764	*
A	Don A. Mattrick	2,447	365,648	*
A	Warren C. Jenson	2,620	300,000	*
A	Linda J. Srere	1,478	51,764	*
A	Bruce McMillan	992	438,800	*
A	Robert W. Pittman	129	9,000	*
A	Gregory B. Maffei	0	14,693	*
A	All executive officers and Directors as a group (19 persons) (10)	1,468,218	5,995,269	2.5

*	Less than 1%
(1)	Unless otherwise indicated in the footnotes, includes shares for which the named person has sole voting and investment power, or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises.
(2)	Represents shares of Class A common stock that may be acquired through stock option exercises within 60 days of May 15, 2004.
(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises within 60 days of May 15, 2004.
(4)	Based on information contained in a report on Schedule 13F filed with the SEC on May 14, 2004. The address for AXA Assurances I.A.R.D Mutuelle is 370, rue Saint Honore 75001 Paris, France.
(5)	Based on information contained in a report on Schedule 13F filed with the SEC on May 17, 2004. The address for Janus Capital Management LLC is 100 Fillmore Street, Suite 300, Denver, CO 80206.

(6)	Based on information contained in a report on Schedule 13F filed with the SEC on March 1, 2004. The address for Legg Mason, Inc. is 100 Light Street, Baltimore, MD 21202.
(7)	Based on information contained in a report on Schedule 13F filed with the SEC on April 30, 2004. The address for Montag & Caldwell, Inc. is 3455 Peachtree Road, NE, Suite 1200, Atlanta, Georgia 30326.
(8)	Includes 138,926 shares of Class A common stock held by Mr. Probst’s retained annuity trust and 608,012 shares of Class A common stock held by the Probst Family LP, of which Mr. Probst is a partner.
(9)	Includes 36,656 shares of Class A common stock held in trust for the benefit of Mr. Mott’s son for which Mr. Mott is the trustee.
(10)	Excludes shares and shares subject to option held by Mr. Riccitiello, who ceased to be an executive officer of EA upon resigning from his position as President and Chief Operating Officer in April 2004.

Class B Common Stock

The following table shows, as of May 15, 2004, the number of shares of our Class B common stock owned by our Directors, the executive officers named in the Summary Compensation Table below, persons who have been executive officers at any time since April 1, 2003 (the beginning of our last fiscal year), our Directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our Class B common stock. As of May 15, 2004, there were a total of 34,200,130 shares of our Class B common stock outstanding, of which EA nominally holds 34,000,000 million as its retained interest in the Class B common stock. Ownership of Class B common stock by executive officers equals 0.5% (five tenths of one percent) of the total Class B stock on a fully-allocated basis. Excluding EA’s retained interest, persons who have been executive officers at any time since April 1, 2003 own 87.36% of the outstanding Class B common stock. The aggregate voting rights for these shares is 9,124 votes.

TITLE OF CLASS OF COMMON STOCK	STOCKHOLDER NAME	NUMBER OF SHARES OWNED(1)	PERCENT OF OUTSTANDING SHARES IN CLASS(2)	NUMBER OF SHARES OF COMMON STOCK INTO WHICH CLASS B SHARES WILL BE CONVERTED(3)
B	John Riccitiello(4)	50,000	25.0	50
B	Lawrence F. Probst III	25,000	12.5	25
B	Don A. Mattrick	25,000	12.5	25
B	Bruce McMillan	20,000	10.0	20
B	V. Paul Lee	15,000	7.5	15
B	J. Russell (Rusty) Rueff, Jr.	15,000	7.5	15
B	Nancy L. Smith	10,000	5.0	10
B	M. Richard Asher	0	*	0
B	Timothy Mott	0	*	0
B	William J. Byron	0	*	0
B	Gary M. Kusin	0	*	0
B	Leonard S. Coleman, Jr.	0	*	0
B	Warren C. Jenson	0	*	0
B	Linda J. Srere	0	*	0
B	Robert W. Pittman	0	*	0
B	Gregory B. Maffei	0	*	0
B	All executive officers and Directors as a group (19 persons) (5)	160,000	80.0	160

*	Less than 1%
(1)	No Director or executive officer holds any options to acquire shares of Class B common stock. Unless otherwise indicated in the footnotes, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse.
(2)	Based on 200,310 shares of Class B common stock outstanding as of May 15, 2004 (excludes 34,000,000 shares held by EA as its retained interest in the Class B common stock, which shares are not counted as outstanding for voting purposes).
(3)	If stockholders approve the proposal to consolidate our Class A common stock and Class B common stock into a single class of common stock, each outstanding share of Class B common stock will be converted into the right to receive 0.001 shares of common stock. Any fractional shares will be paid in cash.
(4)	Mr. Riccitiello resigned from his position as President and Chief Operating Officer in April 2004, at which time he ceased to be an executive officer of EA.
(5)	Includes shares held by Mr. Riccitiello. No person who has served as an executive officer of EA since April 1, 2003, other than those identified in the table above, owns shares of Class B common stock.

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns in the period from March 31, 1999 through March 31, 2004, for the Company’s Class A common stock, Nasdaq Market Composite Index, the S & P 500 Index, the RDG Technology Index and the S & P Application Software Index, each of which assumes an initial value of $100.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of EA’s Class A common stock.

Information presented is as of the end of each fiscal year ended March 31st. This information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

In July 2002, EA was added to the S&P 500 and the S&P GICS Application Software sub-industry index. We have included both indices in the performance graph.

SUMMARY COMPENSATION TABLE

COMPENSATION OF EXECUTIVE OFFICERS

This table shows compensation information for the Company’s Chief Executive Officer and the next four most highly compensated executive officers for the last three fiscal years. We refer to all of these officers as the “Named Executive Officers”.

Name and Principal Position	Year	Annual Compensation			Other Annual Compensation		Long-Term Compensation	All Other Compensation($) (4)
		Salary (1)		Bonus(2)			Securities Underlying Options(#)(3)
		($)		($)	($)
Lawrence F. Probst III Chairman and Chief Executive Officer	2004 2003 2002	$672,759 696,535 611,023	(5)	$781,000 1,100,000 985,000	— — —		200,000 800,000 700,000	$ $ $	720 810 810

Don A. Mattrick President, Worldwide Studios	2004 2003 2002	585,607 606,551 507,660	(5)	565,000 700,000 614,000	— — —		160,000 600,000 650,000		— — —

John Riccitiello President and Chief Operating Officer	2004 2003 2002	576,764 598,030 510,728	(5)	475,000 650,000 590,000	— — —		160,000 800,000 300,000		720 810 810

Warren C. Jenson Executive Vice President, Chief Financial and Administrative Officer	2004 2003	522,087 375,775		450,000 404,000	71,667 —	(6)	120,000 1,200,000		290,047 661,285	(7) (8)

Bruce McMillan (9) Executive Vice President Worldwide Studios	2004	472,709		371,000	—		140,000		—

(1)	Includes base salary earned during the fiscal year, pre-tax health care contributions, and, for U.S.-based officers, deferred compensation for Section 125 Flexible Spending Account and Dependent Care Account (if elected) and Section 401(k) Plan contributions and employer matching contributions.
(2)	Represents bonuses earned during the fiscal year.
(3)	Represents options to purchase shares of Class A common stock.
(4)	For all named executive officers other than Mr. Jenson, represents EA-paid term life insurance premiums for the benefit of executive officers residing in the U.S.
(5)	Includes $46,731 paid in fiscal 2003 in connection with a retroactive salary increase covering the period from October 2000 through April 2002.
(6)	Represents tax “gross-up” paid to Mr. Jenson in connection with taxable relocation-related expenses, as discussed in footnote 7 below.
(7)	Includes $148,800 imputed interest income on an interest-free loan from EA (see “Certain Transactions” below), $36,000 temporary housing, $104,527 relocation expenses, and $720 paid term life insurance premiums.
(8)	Prior to joining the Company in fiscal 2003, Mr. Jenson received a $500,000 bonus as incentive to accept employment with EA. The amount above also represents $66,633 imputed interest income on a loan from EA (see “Certain Transactions” below), $60,533 temporary housing, $33,309 relocation expenses and $810 paid term life insurance premiums.
(9)	Mr. McMillan became an executive officer of EA in May 2003.

STOCK OPTION GRANTS

STOCK OPTION GRANTS

This table shows stock options granted to the Named Executive Officers during the last fiscal year. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains that would exist for the options at the end of their respective 10 year terms. This hypothetical gain is based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of their respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of EA’s common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

Options Granted in Fiscal 2004

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in FY2004(1)	Exercise Price Per Share(2)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Lawrence F. Probst III Class A Common Stock	200,000	2.19	$48.785	10/24/13	$6,136,125	$15,550,145

Don A. Mattrick Class A Common Stock	160,000	1.75	$48.785	10/24/13	$4,908,900	$12,440,116

John Riccitiello Class A Common Stock	160,000	1.75	$48.785	10/24/13	$4,908,900	$12,440,116

Warren C. Jenson Class A Common Stock	120,000	1.31	$48.785	10/24/13	$3,681,675	$9,330,087

Bruce McMillan Class A Common Stock	140,000	1.53	$48.785	10/24/13	$4,295,287	$10,885,102

(1)	We granted options to purchase 9,131,473 shares of Class A common stock to employees in fiscal 2004.
(2)	The exercise price is equal to the fair market value on the date of grant. Options will first vest and become exercisable as to 24% of the shares granted 12 months from date of grant and will then vest in 2% increments on the first calendar day of each month thereafter for 38 months.

All option grants listed above were made pursuant to EA’s 2000 Equity Incentive Plan. The material terms regarding the exercise price of options, vesting, change of control, and prohibitions on “repricing” are summarized in Appendix A to this Proxy Statement.

OPTIONS EXERCISED

This table shows stock option exercises and the number and value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

Fiscal 2004 Aggregated Option Exercises and March 31, 2004 Option Values

	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at March 31, 2004		Value of Unexercised In-the-Money Options at March 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lawrence F. Probst III Class A Common Stock	660,000	$22,785,397	2,634,000	1,386,000	$97,887,737	$29,037,299

Don A. Mattrick Class A Common Stock	410,000	$9,383,693	285,648	1,141,000	$7,038,395	$24,421,441

John Riccitiello Class A Common Stock	286,400	$7,094,316	359,400	1,057,000	$9,277,149	$20,678,481

Warren C. Jenson Class A Common Stock	—	—	252,000	1,068,000	$5,283,180	$20,234,220

Bruce McMillan Class A Common Stock	308,978	$7,252,289	386,000	864,000	$9,901,516	$17,426,624

(1)	This number is calculated by:
•	Subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and
•	Multiplying the realized value per share by the number of shares underlying options exercised.

(2)	This number is calculated by:
•	Subtracting the option exercise price from $51.78 (the fair market value of EA’s common stock at the close of business on the last trading day of fiscal year 2004, March 26, 2004) to get the value per share subject to option, and
•	Multiplying the value per share subject to option by the number of shares underlying exercisable and unexercisable options.

EQUITY COMPENSATION PLAN INFORMATION

Class A Common Stock

We have five equity incentive plans (excluding plans assumed by EA in a merger) under which our Class A common stock is or has been authorized for issuance to employees or Directors: the 1991 Stock Option Plan; Directors’ Stock Option Plan; 1998 Directors’ Stock Option Plan; 2000 Equity Incentive Plan; and the 2000 Employee Stock Purchase Plan. Each of these plans has been approved by our stockholders.

We have also granted options in the past to certain individuals (not employees or Directors) under our Celebrity and Artist Stock Option Plan. This plan has not been approved by the stockholders.

The following table gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal year 2004, including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans, which are proposed to be amended at the 2004 Annual Meeting as described in “Proposals To Be Voted On” and Appendices A and B.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders (2)	42,730,344	$28.3045	8,906,435
Equity compensation plans not approved by security holders(3)(4)	247,652	$11.1258	329,882
Total	42,977,996		9,236,317

(1)	The table does not include information for equity incentive plans we assumed in a merger with Maxis in 1997. As of March 31, 2004, under the Maxis Stock Option Plans assumed in the merger, a total of 565,487 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $23.69; 5,311 shares remain available for future issuance under the plans. A total of 7,104 shares of Class A common stock were issuable upon exercise of option grants under the 1993 Maxis Plan having a weighted average exercise price of $4.18. The 1993 Maxis Plan has expired and no further grants may be issued under the plan. A total of 558,383 shares were issuable upon exercise of options under the 1995 Maxis Plan having a weighted average exercise price of $23.69.
(2)	As of March 31, 2004, under the 1991 Stock Option Plan a total of 9,553,838 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $15.50; and under the Directors’ Stock Option Plan a total of 148,800 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $8.10. The 1991 and Directors’ Stock Option Plans have expired and no further grants may be made under these plans. As of March 31, 2004, under the 1998 Directors’ Stock Option Plan, a total of 749,950 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $27.82. 11,556 shares remain available for future issuance under the 1998 Directors’ Plan. As of March 31, 2004, under the 2000 Equity Incentive Plan, a total of 32,278,256 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $32.42 and 8,323,490 shares remain available for future issuance. As of March 31, 2004, under the 2000 Employee Stock Purchase Plan, a total of 571,389 shares remained available for future purchases by our employees.
(3)	The Celebrity and Artist Stock Option Plan (“Artist Plan”) was adopted by our Board of Directors on July 22, 1994 and has been amended on May 27, 1997, October 16, 1997, May 13, 1998, September 1, 1998, and July 29, 1999. The Artist Plan was established as a plan to attract, retain and provide equity incentives to selected artists and celebrities associated with EA and certain employees of companies providing services to EA and in which we hold a minority equity interest. The terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting, and prohibitions on “repricing” under the Artist Plan are substantially similar to the terms of the Equity Incentive Plan, summarized on Appendix A to this proxy statement. As of March 31, 2004, under the Artist Plan, a total of 247,652 shares of Class A common stock were issuable upon exercise of outstanding options having a weighted average exercise price of $11.13, and 329,882 shares remained available for future issuance.
(4)	The Artist Plan expires on July 22, 2004 and no further grants will be issued under it.

Class B Common Stock

The following table provides information as of March 31, 2004 about our Class B common stock that may be issued upon the exercise of options, warrants and rights under EA’s 2000 Class B Equity Incentive Plan which was approved by our stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders (1)	34,889	(2)	$9.10	0
Equity compensation plans not approved by security holders	0		0	0
Total	34,889		$9.10	0

(1)	EA’s 2000 Class B Equity Incentive Plan was adopted by the Board of Directors on January 27, 2000, approved by the stockholders on March 22, 2000 and amended on February 6, 2002. On February 13, 2003 the Board amended the plan to eliminate automatic grants to outside Directors and to reduce the number of shares reserved and available for grant to zero. No further options or awards have been or shall be made pursuant to the 2000 Class B Equity Incentive Plan after that date.
(2)	On February 13, 2003 the Board resolved that it was in the best interests of the Company and the stockholders to repurchase for cash all of the outstanding options to purchase shares of Class B common stock at a purchase price of fifty cents ($0.50) per option share. As of May 15, 2004, options to purchase a total of 34,439 shares of Class B common stock were outstanding under the 2000 Class B Equity Incentive Plan.

See also Note 13 to the Financial Statements included in EA’s Annual Report on Form 10-K for the period ended March 31, 2004 for additional information about these plans.

CHANGE OF CONTROL AGREEMENTS

EA currently has no employment contracts with any Named Executive Officer or severance arrangements with respect to their resignation or termination of employment, except that outstanding options under the 2000 Equity Plan, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those options.

The following is the Report of the Compensation Committee describing the compensation policies applicable to EA’s executive officers. This information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Compensation Committee

During fiscal year 2004, the Compensation Committee consisted of Mr. Asher, Mr. Byron and Ms. Srere. None of these members is a current or past employee of EA or any of its subsidiaries, nor are any of them eligible to participate in any of the executive compensation programs of the Company except through automatic formulaic grants pursuant to either the 2000 Equity Incentive Plan or Directors’ Plan. In addition, each meets the definition of “Outside Director” for the purposes of administering the compensation programs to meet the tax deductibility criteria under Section 162(m) of the Internal Revenue Code, and the definition of “independent director” under the rules of the Nasdaq National Market.

The Compensation Committee reviews and approves the compensation philosophy and policies for EA’s executives and reviews the salaries, bonuses and stock incentives of each of the executive officers including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity compensation plans and the bonus plan for executive officers and all significant or non-standard equity grants for other employees. In February 2003, the Board of Directors adopted the Committee’s charter, which reflects these responsibilities and which provides that all members must be independent as defined in the applicable regulations and listing standards.

Compensation Philosophy and Challenges

EA’s compensation philosophy to attract and retain the best executive talent relies on two basic principles. First, a significant portion of each executive’s compensation should be in the form of equity to align the executive’s interests with those of EA’s stockholders. Second, a significant portion of each executive’s cash compensation should be performance-based and “at risk” — varying from year to year depending on EA’s financial and operational performance and on the individual meeting financial and other performance measures. For fiscal year 2004 the incentive plan payouts reflect the Company’s financial performance. The Committee and the Company remain committed to this “pay for performance” philosophy which ensures that executive cash compensation will mirror the Company’s and the executive’s performance.

In the last fiscal year, notwithstanding the continued sluggishness of the economy generally, competitive recruiting efforts aimed at EA’s executives continued. EA’s leading and growing position within the entertainment industry makes it a prime target for recruiting of executives and key creative talent to assist in the consolidation and talent demands that the interactive entertainment industry is experiencing.

The Company also continues to recruit for key talent and executives. Competition in attracting and retaining talent comes primarily from three broad industry segments: entertainment, high technology and consumer packaged goods. EA has continued to build its senior management team and has been successful in attracting talent from the entertainment software industry and other market segments to add management depth and experience to the organization. The Company continues to look at creative new methods using its compensation programs to successfully recruit new talent into the organization while maintaining parity with compensation of current key executives. Just as important as recruiting new talent and executives into the organization is the internal development and retention of key talent and executives. As EA grows it will, like all organizations, have normal turnover within its executive ranks, such as the changes experienced this past year when two key executives (the Company’s President in charge of Publishing, and its General Counsel) left the Company. To address these departures, EA has been able to both promote and expand roles from within its existing ranks to fill parts of their responsibilities. The Company will also take this opportunity to bring new executive talent to the organization.

Data Considered and Process Used

In fiscal 2004, EA’s Human Resources Department gathered executive compensation data from nationally recognized surveys for the industries mentioned above and provided this data to the Compensation Committee. The data was compiled from numerous companies with median sales and growth approximately equal to those of EA. The factors used to determine the participants in the survey included annual revenues, industry growth rate and geography. Companies included in this data were from high technology (primarily software developers), entertainment and selected packaged goods companies as reference points. The companies in the compensation survey overlap considerably with the companies contained in the RDG Technology Composite index. Additional companies included in the survey group were judged to be relevant because they compete for executive talent with EA. Other companies were excluded from the survey either because they were determined not to be competitive with EA for executive talent, or because compensation information was unavailable.

EA’s executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. EA’s Human Resources Department participated in comprehensive surveys such as the IQuantic Equity Practices Survey for the High Technology Industry to assist in determining appropriate equity level compensation.

This competitive market data was reviewed by the Human Resources Department with the CEO for each benchmark executive level position, and with the Compensation Committee for the CEO and other key executives. In addition, each executive officer’s performance for the last fiscal year and objectives for the subsequent year are reviewed in written form. The Compensation Committee also considers each executive’s responsibility level and EA’s fiscal performance compared to objectives and potential performance targets for the subsequent year.

Executive Compensation

The Compensation Committee awards executive compensation in three components: base salary, cash incentive bonus and equity incentives. Historically, the Committee has generally reviewed and, if appropriate, adjusted executive compensation in October of each year. Beginning with the Company’s current fiscal year, in order to better align with EA’s fiscal year planning and performance, the Committee will be moving its annual executive compensation review to February.

Base Salary. For fiscal 2004, executive officers’ base salaries were within the approximate third quartile of salary levels in effect for comparable positions with survey companies. In addition, the Compensation Committee considered each executive’s performance over the last year as reported by the CEO and the Executive Vice President of Human Resources, as well as each executive’s responsibility level. In fiscal 2004, those eligible executives received an annual merit increase to their base salary during the Committee’s October 2003 compensation review, including the Named Executive Officers. The increases in “Salary” noted in the Summary Compensation Table above reflect increased contributions to our 401(k) Plan as a result of EA’s performance, and the effect of increases granted in the normal course in the Committee’s October 2003 compensation review.

Incentive Bonus. Our annual incentive Bonus Plan remained the same for fiscal 2004. The Committee assigned a target bonus to each executive officer (expressed as a percentage of that executive’s base salary), determined which portions of each executive’s target bonus are dependent on EA’s financial performance and individual achievements and approved the overall mechanics and structure of the Bonus Plan.

Stock Options. In October 2003 the Committee made Class A stock option grants to certain executive officers including the CEO. See “Options Granted in Fiscal 2004” above. Stock options typically have been granted to executive officers when the executive first joins EA, in connection with a significant change in responsibilities, annually to provide incentives for continued performance and retention of employment and occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted to an executive officer was calculated to achieve a future value in unvested options equal to a multiple of each executive’s annual base salary assuming both growth and stock appreciation. All grants were made at fair market value on the date of grant and vest as described in the “Options Granted in Fiscal 2004” above. The Company and the Committee continue to believe in the use of stock options as the best form of equity compensation to achieve the Company’s goals of attracting the best talent to EA, retaining its high-performing team and providing an incentive for its executives to perform at their highest levels. The Committee and the Company also continue to believe that stock options reward executives in a manner consistent with the value that is created for the Company’s stockholders when the Company achieves its goals, and that performance is reflected in the growth of the Company’s share price. Like other companies that see the same value in the use of stock options as a key component of executive compensation, the Committee and the Company are looking closely at the amount of options granted annually and preparing for the potential of stock option expensing.

Executive Ownership Requirements. This past year the Board of Directors also implemented EA stock ownership requirements for all executive officers. These ownership requirements are established as multiples of the executive’s base pay and are dependent on the executive’s level within the organization. The Committee believe these ownership guidelines further align the interests of EA’s stockholders and executives.

Other. In June of 2002, EA hired Warren Jenson as our Chief Financial Officer. As part of its efforts to recruit Mr. Jenson, EA offered to loan him $4 million, to be forgiven over four years based on his continued employment. (See “Certain Transactions” below.) This offer and the associated loan were made prior to enactment of the Sarbanes-Oxley Act of 2002 and the prohibition on loans to executive officers. However, the Committee did review this proposed arrangement in light of the then-current environment and sensitivity to transactions with management and determined the environment for recruiting highly regarded and talented chief financial officers was, and has been, intensely competitive, and the Committee believed that a competitive compensation offer tied to continuing service was significantly more beneficial to the Company than unrestricted cash payments. The first portion of Mr. Jenson’s loan forgiveness will occur in June of 2004 upon his two-year service anniversary with the Company.

Fiscal 2004 CEO Compensation

Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

The Compensation Committee increased the base salary for Mr. Probst in fiscal 2004 by 3.85% to $675,000 per annum. Mr. Probst received a cash performance incentive bonus of $781,000 tied to the Company exceeding its fiscal 2004 financial performance objectives. Mr. Probst’s total cash compensation in fiscal 2004 decreased by 19.1% from the prior fiscal year.

In October 2003, the Committee approved a new stock option grant to Mr. Probst for 100,000 shares of Class A common stock based upon the retention and incentive factors discussed above and taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned as of October 2003. The grant of 100,000 shares will first vest and become exercisable 12 months from vest start date (24%), and will then vest 2% on the first calendar day of each month thereafter for 38 months. This grant reflects the Committee’s continuing policy to subject a substantial portion of his overall compensation each year to the market performance of the Company’s common stock and to maintain his option holdings at a level consistent with that for other chief executive officers of the survey companies.

Equity Compensation Analysis

As mentioned above, during the fiscal year, the Company and the Committee reviewed the merits of a variety of alternative equity-based compensation approaches and evaluated its approach of relying on stock options for employees and executive officers. While the 2000 Equity Plan permits issuance of restricted stock, and if proposal number 2 is approved will also expressly permit the issuance of restricted stock units, the Committee expects stock options to continue to be EA’s primary form of equity incentive. While EA may make limited use of restricted stock and (potentially) restricted stock units in the future, the Committee continues to believe that stock options and their high-potential risks and rewards have been vital to our growth, provide the strongest incentive for employee performance in a growth company, and best meet the Company’s philosophy of aligning employee compensation with stockholder value.

Tax Law Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions for executive compensation in excess of $1 million except for certain compensation which qualifies for a performance-based exception. Certain types of compensation in excess of $1 million are deductible by the Company if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company and the Committee have endeavored to structure executive compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and corporate objectives.

With respect to equity compensation arrangements, the Committee has structured its current stock option arrangements in a manner intended to achieve tax deductibility of such amounts. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

Cash compensation in fiscal 2004 for Mr. Probst, Mr. Mattrick, Mr. Jenson and Mr. Riccitiello slightly exceeded the Section 162(m) threshold. Although the excess will reduce the tax deduction available to EA, that reduction will not be significant and the Committee believes that such payments were consistent with EA’s “pay for performance” compensation philosophy.

While the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that the Committee may, if consistent with EA’s “pay for performance” philosophy described above, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

Compensation Committee

M. Richard Asher (Chairman)

William J. Byron

Linda J. Srere

The following is the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of three non-employee Directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the Nasdaq Marketplace rules. In addition, in the opinion of the Board of Directors, Mr. Maffei meets the criteria for a “financial expert” under Nasdaq Marketplace rules as well as the above-mentioned independence requirements.

The Audit Committee operates under a written charter which was most recently amended in February 2003 in order to comply with the requirements of the Sarbanes-Oxley Act of 2002, regulations adopted by the SEC and related Nasdaq Marketplace rules concerning audit committee membership and responsibilities.

Primary responsibility for the preparation, presentation and integrity of the Company’s financial statements lies with management. EA’s independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles. The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to submission to the Securities and Exchange Commission (“SEC”); reviews quarterly financial statements prior to earnings releases; reviews and evaluates the performance of EA’s internal audit department; reviews and evaluates the performance of EA’s independent accountants; consults with the independent accountants and EA’s internal audit department regarding internal controls and accuracy of the Company’s financial statements; recommends to the Board of Directors the selection of the independent accountants; and assesses the independence of the independent accountants.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and controls. The Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit.

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services (as described in the Company’s 2004 proxy statement under “Proposal No. 6. Ratification of the Appointment of KPMG LLP, Independent Auditors — Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing all of its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Committee recommended to the Board of Directors that the audited financial statements of the Company for the three years ended March 31, 2004 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004. The Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2005.

The Audit Committee’s oversight function thus does not duplicate the activities of management or the independent accountants and does not provide an independent verification that management has employed appropriate accounting and financial reporting principles, or that appropriate procedures to ensure compliance with accounting standards and laws and regulations, or that the financial statements have been presented in accordance with generally accepted accounting principles, or that EA’s auditors are in fact “independent”.

Audit Committee

M. Richard Asher

Gary M. Kusin

Gregory B. Maffei (Chairman)

OTHER INFORMATION

CERTAIN TRANSACTIONS

Indebtedness of Management

On June 24, 2002, we agreed to loan Warren Jenson $4,000,000, to be forgiven over four years based on his continuing employment. Two million dollars of the note will be forgiven after two years employment (at which time we will provide Mr. Jenson the funds required to offset the tax implications of the forgiveness), and the remainder forgiven after four years. No additional funds will be provided to offset the tax implications of the forgiveness of the second two million dollars. The loan does not bear interest. The entire balance of the loan was outstanding as of May 15, 2004.

In April 2002, we agreed to pay certain taxes incurred by Bruce McMillan, Executive Vice President, Group Studio Head of EA Canada, arising from his temporary employment with us in the United Kingdom. Mr. McMillan agreed to reimburse us for those payments upon receipt of his corresponding tax refund from the Canadian taxing authorities. We subsequently paid approximately $168,704 and $32,931 in October 2002 and April 2003, respectively, to the UK Inland Revenue for taxes incurred by Mr. McMillan. In May 2003, Mr. McMillan became an executive officer of Electronic Arts. As of January 22, 2004, Mr. McMillan had repaid us the entire amount of the tax payments we made on his behalf.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

EA’s Compensation Committee is composed of M. Richard Asher, William J. Byron, and Linda J. Srere, none of whom is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2004 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer. Timothy J. Mott, an EA Director, has served as Chairman of All Covered Inc. since June 2000, and served as its Chief Executive Officer from November 2001 until February 2004. Rusty Rueff, EA’s Executive Vice President, Human Resources and Facilities, serves on the Board of Directors of All Covered and was a member of its compensation committee until May 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires EA’s Directors and executive officers, and persons who own more than ten percent of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s Directors and officers in complying with these requirements, which include assisting officers and Directors in preparing forms for filing.

To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

If you want us to consider a proposal to be included in our 2005 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than February 28, 2005. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2005 Annual Meeting of Stockholders notifies the Company of such matters before May 14, 2005, management will have the discretionary authority to vote all shares for which it has proxies against such matter.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are EA stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

STEPHEN G. BENÉ

Vice President, Acting General Counsel

and Secretary

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one (1) business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan requested. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065 - telephone number (650) 628-1500.

Appendix A

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

History

The Company’s 2000 Equity Incentive Plan was adopted by our Board of Directors on January 27, 2000 and approved by our stockholders on March 22, 2000. The 2000 Equity Plan was amended by our stockholders on July 31, 2003, August 1, 2002 and August 1, 2001. In February 2002, our Board of Directors amended the 2000 Equity Plan to prohibit the reduction of the exercise price of outstanding options issued under the 2000 Equity Plan without stockholder approval. In April 2001, the Board approved an Addendum to the 2000 Equity Plan applicable to grants of options to employees who are residents of the United Kingdom.

Shares Subject to the 2000 Equity Plan

The stock subject to issuance under the 2000 Equity Plan consists of shares of the Company’s authorized but unissued common stock. The 2000 Equity Plan, as amended to date, authorizes the issuance of up to 46,400,000 shares of common stock pursuant to awards of stock options and restricted stock under such plan. In addition, shares are again available for grant and issuance under the 2000 Equity Plan that (a) were subject to an option granted under the 2000 Equity Plan that terminated, to the extent then unexercised, (b) were subject to an award granted pursuant to a restricted stock purchase agreement under the 2000 Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award granted pursuant to a restricted stock purchase agreement under the 2000 Equity Plan that otherwise terminates without shares being issued.

As proposed to be amended, shares subject to an award granted pursuant to a restricted stock unit agreement of restricted stock units which are subsequently forfeited or terminated without stock being issued will also be available for grant and issuance under the 2000 Equity Plan.

The number of shares issuable under the 2000 Equity Plan, and under outstanding options and restricted stock awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards.

As proposed to be amended, the number of shares of common stock that may be issued pursuant to awards of restricted stock and restricted stock units may not exceed 3,000,000 in the aggregate.

Eligibility

The 2000 Equity Plan provides for the issuance of incentive stock options, nonqualified stock options and restricted stock awards. The 2000 Equity Plan provides that employees (including officers and directors who are also employees) of Electronic Arts or any parent or subsidiary of Electronic Arts may receive incentive stock options under the 2000 Equity Plan. Nonqualified stock options and restricted stock awards may be granted to employees and directors of Electronic Arts or any parent or subsidiary of Electronic Arts. As of June 8, 2004, approximately              persons were in the class of persons eligible to participate in the 2000 Equity Plan. No person is eligible to receive more than 1,400,000 shares of common stock (of which no more than 400,000 shares may be covered by awards of restricted stock) in any calendar year other than new employees who will be eligible to receive up to 2,800,000 shares of common stock (of which no more than 800,000 shares may be covered by awards of restricted stock) in the calendar year in which they commence employment. No awards of restricted stock have been made to date under the 2000 Equity Plan. A participant may hold more than one award granted under the 2000 Equity Plan.

As proposed to be amended, the 2000 Equity Plan would also expressly authorize issuance of restricted stock units to employees of Electronic Arts or any parent or subsidiary of Electronic Arts, subject to the numerical limits set forth above.

Administration

The 2000 Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and the Nasdaq listing requirements and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the 2000 Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. The members of the Compensation Committee receive no compensation for administering the 2000 Equity Plan other than their compensation for being Board and Committee members. The Company bears all expenses in connection with administration of the 2000 Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the 2000 Equity Plan. The Compensation Committee may delegate one or more officers of the Company the authority to grant Awards under the 2000 Equity Plan to participants who are not executives of the Company. Except as members of the Board of Directors and its Committees, members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates.

Stock Options

Stock options granted under the 2000 Equity Plan may be either incentive stock options or nonqualified stock options.

Exercise Price; No Repricings.

The Compensation Committee determines the exercise price of each option granted under the 2000 Equity Plan. The option exercise price for each incentive stock option share must be no less than 100% of the “fair market value” (as defined in the 2000 Equity Plan) of a share of Class A common stock at the time the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of Electronic Arts or any parent or subsidiary of Electronic Arts (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option share must be no less than 110% of the fair market value of a share of Class A common stock at the time the incentive stock option is granted. As proposed to be amended, under the 2000 Equity Plan, the option exercise price for each nonqualified stock option share must be no less than 100% of the fair market value of a share of Class A common stock at the time of grant. Pursuant to an amendment to the 2000 Equity Plan approved by the Board of Directors in February 2002, the exercise price of outstanding options issued under the 2000 Equity Plan may not be reduced without stockholder approval.

The exercise price of options granted under the 2000 Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the optionee; (3) by surrender of shares of the Company’s common stock obtained by the optionee in the public market or owned by the optionee for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) subject to applicable laws, by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the optionee for services rendered; (6) subject to applicable laws by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; (7) by a “margin” commitment from the optionee and a NASD broker; or (8) by any combination of the foregoing.

Outside Directors

Our non-employee Directors are entitled to receive automatic annual grants of options to purchase shares of our Class A common stock under the 2000 Equity Plan. As originally adopted, each non-employee Director who first becomes a member of the Board of Directors is granted an option to purchase 25,000 shares of Class A common stock. Upon re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee Director is automatically granted an additional option to purchase 8,000 shares of Class A common stock. If a non-employee Director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such Director will receive a pro-rated annual grant. This formula was identical to that included in the Director’s Plan under which Directors have been granted options since 1998. This formulaic grant was automatically adjusted pursuant to the terms of the 2000 Equity Plan to reflect the two-for-one stock splits of our Class A common stock which were distributed in the form of stock dividends effected in September 2000 and November 2003. As adjusted, the 2000 Equity Plan currently provides for an initial nonqualified stock option grant to purchase 100,000 shares and annual grants to purchase 32,000 shares upon re-election to the Board.

As proposed to be amended, the formula for Director grants would be adjusted to reduce the initial nonqualified stock option grant to an option to purchase 25,000 shares and to set subsequent annual grants to options to purchase 10,000 shares upon re-election to the Board.

Under the 2000 Equity Plan all options issued to outside Directors are exercisable as to 2% of the shares on the date of grant and as to an additional 2% of the shares on the first day of each calendar month after the date of grant so long as the outside Director continues as a member of the Board. As proposed to be amended, the vesting schedule for annual grants made to Directors upon their re-election to the Board will be subject to the discretion of the Compensation Committee. No change to the vesting schedule is proposed for the initial grant made upon a Director first joining the Board.

In the event of our dissolution or liquidation or a “change in control” transaction, options granted to our non-employee Directors under the 2000 Equity Plan will become 100% vested and exercisable in full.

In addition, our non-employee Directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Restricted Stock Awards

The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the 2000 Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of certain performance goals established by the Compensation Committee including (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual confidential business objectives. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items (1) through (5) in “Stock Options” above, as are approved by the Compensation Committee at the time of grant.

Restricted Stock Units

As proposed to be amended, the Compensation Committee will have the express authority to grant restricted stock unit awards either in addition to, or in tandem with, other awards under the 2000 Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock unit award is similar to a restricted stock award, except the stock is not delivered to the participant unless and until all restrictions have terminated.

Mergers, Consolidations, Change of Control

Except for automatic grants to non-employee Directors, in the event of a merger, consolidation, dissolution or liquidation of Electronic Arts, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 2000 Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any options not exercised prior to the consummation of the transaction will terminate.

Transferability

Incentive stock options granted under the 2000 Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options and restricted stock awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members.

Term of the 2000 Equity Plan

Unless terminated earlier as provided in the 2000 Equity Plan, the 2000 Equity Plan will expire ten (10) years from the date it was adopted by the Board of Directors.

United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2000 EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE INCENTIVE PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES. EACH PARTICIPANT WILL BE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

Incentive Stock Options

A participant will recognize no income upon grant of an incentive stock option and incur no tax on its exercise, unless the participant is subject to the alternative minimum tax (“AMT”). If the participant holds shares acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the amount of time the ISO Shares are held by the Participant.

If the participant disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax

The difference between the option exercise price and the fair market value of the ISO Shares that are vested on the date of exercise is an adjustment to income for purposes of the AMT. If a participant exercises an ISO before it has fully vested, the participant may incur an AMT liability as the ISO Shares vest and the Company’s right to repurchase the ISO Shares at the original issue price lapses, unless the participant makes a timely election under Code Section 83(b) (an “83(b) election”). The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options

A participant will not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted. However, upon exercise of an NQSO for vested shares, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the participant’s salary). If a participant exercises an NQSO before it has fully vested, the participant may incur a regular income liability as the shares vest and the Company’s right to repurchase the shares at the original issue price lapses, unless the participant makes a timely 83(b) election. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Restricted Stock Awards

A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount may be treated as ordinary income by the participant and will be subject to withholding by the Company (either by payment in cash or withholding out of the participant’s award).

If the participant makes a timely 83(b) election, the participant who receives a restricted stock award will include in income as ordinary income, the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares. The income may be subject to withholding by the Company (either by payment in cash or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income.

Restricted Stock Units

Tax consequences to participants receiving restricted stock units are identical to those for awards of restricted stock, except that for restricted stock units, the amount of the award will be included in income as compensation at the time restrictions lapse, and the participant is entitled to receive the stock or cash.

Tax Treatment of the Company

The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a participant or the receipt by the participant of restricted stock or restricted stock units to the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”). The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the Company properly reports such income to the IRS.

ERISA

The 2000 Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Outstanding Options Under the 2000 Equity Plan

As of June 8, 2004,              shares had been issued pursuant to exercises of stock options under the 2000 Equity Plan by award recipients.              persons held NQSOs under the 2000 Equity Plan to purchase an aggregate of              shares of common stock, with a weighted average exercise price of $     per share and there were              shares of common stock available for future awards under the 2000 Equity Plan. An aggregate of 46,400,000 shares of the Company’s authorized common stock has been reserved for issuance under the 2000 Equity Plan.

Proposed Amendments to the 2000 Equity Plan

At the Meeting, stockholders will be asked to approve amendments to the 2000 Equity Plan as follows:

•	Increase the number of shares authorized and reserved for issuance under the 2000 Equity Plan by 11,000,000 shares to a total of 55,400,000 shares;

•	Expressly authorize the issuance of awards of restricted stock units in addition to awards of stock options and restricted stock;

•	Limit the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the 2000 Equity Plan to 3 million;

•	Provide that the exercise price of nonqualified stock options may not be less than 100% of the fair market value of a share of Class A common stock on the date of grant;

•	Reduce the automatic formula for stock option grants to each outside Director upon joining the Board from an option to purchase 100,000 shares to an option to purchase 25,000 shares, and to amend the annual stock option grant to each Director upon his or her re-election from an option to purchase 32,000 shares to an option to purchase 10,000 shares; and

•	Remove the vesting provisions for the annual grants to outside Directors.

Appendix B

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

2000 Employee Stock Purchase Plan as Amended

History. The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, was amended on February 13, 2003 to facilitate participation by employees of the Company moving to and from the United States other countries, on June 26, 2003 and on July 26, 2003. The following discussion describes the terms of the 2000 Purchase Plan.

Purpose. The purpose of the 2000 Purchase Plan is to provide employees of the Company with a convenient means of acquiring Class A common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

Administration. The 2000 Purchase Plan will be administered by the Board. The interpretation by the Compensation Committee of the Board of any provision of the 2000 Purchase Plan is final and binding on all participating employees.

Eligibility. All employees of the Company (including Directors who are employees), or any parent or subsidiary, are eligible to participate in the 2000 Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the 2000 Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of June 8, 2004, the Company estimates that approximately                      persons were eligible to participate in the 2000 Purchase Plan.

Participation. Each offering of common stock under the 2000 Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”

Employees may participate in the 2000 Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the 2000 Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

Purchase Price. The purchase price of shares that may be acquired in any Purchase Period under the 2000 Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the Class A common stock on a given date is the closing bid price of the Class A common stock on the immediately preceding business day as quoted on the Nasdaq National Market. On June 8, 2004, the closing bid price of the Company’s common stock was $    .

Purchase of Stock. The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the 2000 Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.

Withdrawal. An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

Termination of Employment. Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the 2000 Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.

Adjustment Upon Changes in Capitalization. The number of shares subject to any option, and the number of shares issuable under the 2000 Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

Tax Treatment of the U.S. Employed Participant. Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the 2000 Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), within either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.

Tax Treatment of the non-U.S. Employed Participant. For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the 2000 Purchase Plan. These requirements may change from time to time as laws or interpretations change.

Tax Treatment of the Company. The Company is entitled to a deduction in connection with the disposition of shares acquired under the 2000 Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the 2000 Purchase Plan.

Proposed amendment of the 2000 Employee Stock Purchase Plan. At the meeting, stockholders will be asked to approve an amendment to the 2000 Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan. None of these proposed shares have been granted or issued on the basis of such proposed approval.

Appendix C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ELECTRONIC ARTS INC.

Electronic Arts Inc., a Delaware corporation, hereby certifies that:

1. The name of the corporation is Electronic Arts Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was May 8, 1991.

2. This Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “A”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation’s Board of Directors and its stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:	ELECTRONIC ARTS INC.

By:

Name:

Title:

EXHIBIT “A”

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ELECTRONIC ARTS INC.

ARTICLE I

The name of the corporation is Electronic Arts Inc. (the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Company Trust Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock of all classes which the Company is authorized to issue is 1,010,000,000 shares, consisting of 1,000,000,0001 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Effective upon the filing of this Amended and Restated Certificate of Incorporation, each share of Class A Common Stock outstanding immediately prior thereto shall thereupon automatically be re-classified as one share of Common Stock (and outstanding certificates that had theretofore represented shares of Class A Common Stock shall thereupon represent an equivalent number of shares of Common Stock despite the absence of any indication thereon to that effect). Effective upon the filing of this Amended and Restated Certificate of Incorporation, each share of Class B Common Stock outstanding immediately prior thereto shall thereupon automatically be converted into 0.001 of a share of Common Stock (and outstanding certificates that had theretofore represented shares of Class B Common Stock shall thereupon represent the number of shares of Common Stock they have been converted into despite the absence of any indication thereon to that effect). No fractional share shall be issued in connection with the foregoing conversion of Class B Common Stock and all shares of Class B Common Stock so converted that are held by a stockholder will be aggregated and combined subsequent to the foregoing conversion and the Company shall pay in cash the fair value of such fractional shares remaining after such aggregation, as determined in good faith by the Company’s Board of Directors when those entitled to receive such fractional shares are determined.

The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding).

[1]	NOTE: In the event stockholders do not approve the proposal to increase the number of shares of authorized common stock to 1,000,000,000, the first sentence of Article IV will be revised to read: “The total number of shares of stock of all classes which the Company is authorized to issue is 410,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share.”

ARTICLE V

The stockholders of the Company shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Company shall also have the power to adopt, amend or repeal Bylaws of the Company, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

ARTICLE VI

Election of Directors need not be by written ballot unless a stockholder demands election by written ballot at a stockholder meeting and before voting begins, or unless the Bylaws of the Company shall so provide.

ARTICLE VII

A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions from which the Director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of such holders and may not be taken by consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Company for any purpose or purposes may be called only by the Chairman of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, and stockholders shall not have any power to call a special meeting.

Appendix D

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on January 27, 2000

As approved by the Stockholders on March 22, 2000

As Amended by the Stockholders August 1, 2001

As amended by the Board on February 6, 2002

As Amended by the Stockholders August 1, 2002

As Amended by the Stockholders July 31, 2003

As Proposed to be Amended by the Stockholders at the 2004 Annual Meeting

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, and Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 23.

2. SHARES SUBJECT TO THE PLAN.

        2.1 Number of Shares. Subject to Sections 2.2, 2.3 and 18, the aggregate number of Shares that have been reserved pursuant to this Plan is 57,400,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; (c) subject to an Award that otherwise terminates or is settled without Shares being issued; or (d) tendered by a Participant or withheld by the Company to pay the exercise or purchase price of an Award or to pay taxes due upon such exercise or purchase shall revert to and again become available for issuance under the Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

        2.2 Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards. The number of Shares that may be issued under Sections 6 and 7 of this Plan shall not exceed 3,000,000 in the aggregate.

        2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 9 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock, other than new employees of the Company or of a Parent or

Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

        4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

        4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

        5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

        5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

        5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

        5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

        5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

        5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted and (ii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

        5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

        6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

        6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

        6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

        6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”) for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:

        7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

        7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit will be determined by the Committee on the date the Restricted Stock Unit is granted. Payment of the Purchase Price shall be made in accordance with Section 8 of this Plan when the Shares are issued.

        7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any

Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.

        7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

        7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date.

8. PAYMENT FOR SHARE PURCHASES.

        8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.

        8.2 Loan Guarantees. Where permitted by law, the Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

        9.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 9 shall be NQSOs.

        9.2 Eligibility. Options subject to this Section 9 shall be granted only to Outside Directors. Outside Directors shall also be eligible to receive option grants pursuant to Section 5 hereof at such times and on such conditions as determined by the Committee.

        9.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 25,000 Shares (an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.

        9.4 Succeeding Grants. Upon re-election to the Board at each Annual Meeting of Stockholders, each Outside Director will automatically be granted an Option for 10,000 Shares (a “Succeeding Grant”); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant to purchase a number of Shares equal to 10,000 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.

        9.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Option. Each Initial Grant will vest as to 2% of the Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company. Succeeding Grants will vest in accordance with each Stock Option Agreement.

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 18.1, the vesting of all Options granted to Outside Directors pursuant to this Section 9 will accelerate and such Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Options not exercised within such three-month period shall expire.

        9.6 Exercise Price. The exercise price of an Option pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Option is granted.

        9.7 Deferral of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director.

If an Outside Director so elects to defer, there shall be credited to such Outside Director a number of Shares equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of a deferral election.

10. WITHHOLDING TAXES.

        10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of

Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

        10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

11. TRANSFERABILITY.

        11.1 Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

        11.2 All Awards other than NQSO’s. All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

        11.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

12. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

        12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.3.

        12.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

        18.1 Assumption or Replacement of Awards by Successor. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 18.1, such Awards will accelerate and all Options will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

        18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

        18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

        “Award” means any award under this Plan, including any Option, Restricted Stock, or Restricted Stock Unit.

        “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        “Board” means the Board of Directors of the Company.

        “Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” means the Compensation Committee of the Board.

        “Company” means Electronic Arts Inc. or any successor corporation.

        “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

        “Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

        “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

        “Option” means an award of an option to purchase Shares pursuant to Section 5.

        “Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        “Participant” means a person who receives an Award under this Plan.

        “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)	Net revenue and/or net revenue growth;

(b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)	Operating income and/or operating income growth;

(d)	Net income and/or net income growth;

(e)	Earnings per share and/or earnings per share growth;

(f)	Total stockholder return and/or total stockholder return growth;

(g)	Return on equity;

(h)	Operating cash flow return on income;

(i)	Adjusted operating cash flow return on income;

(j)	Economic value added; and

(k)	Individual confidential business objectives.

        “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

        “Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.

        “Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.

        “Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.

        “SEC” means the Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Shares” means shares of the Company’s Class A Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

        “Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

        “Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix E

ELECTRONIC ARTS INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

As Adopted by the Board of Directors on May 25, 2000

As Approved by the Stockholders on July 27, 2000

As amended on February 13, 2003, June 26, 2003 and July 31, 2003

As Proposed to be Amended by the Stockholders at the 2004 Annual Meeting

1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 3,800,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.

3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

(a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

(c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:

(a) employees who are customarily employed for less than 20 hours per week, and

(b) employees who are customarily employed for less than five (5) months in a calendar year.

5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) the fair market value on the Offering Date, or

(b) the fair market value on the Purchase Date.

For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

(c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10. Limitations on Shares to be Purchased.

(a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

(b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

(c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).

22. Designation of Beneficiary

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) Increase the number of shares that may be issued under the Plan;

(b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

26. Rules for Foreign Jurisdictions.

(a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which –sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.

27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

[back cover]

ELECTRONIC ARTS INC. • 209 REDWOOD SHORES PARKWAY, REDWOOD CITY, CALIFORNIA 94065-1175

(650) 628-1500 • WWW.EA.COM • NASDAQ STOCK SYMBOL: ERTS

ELECTRONIC ARTS INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints Lawrence F. Probst III and Warren C. Jenson, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 207 Redwood Shores Parkway, Redwood City, CA 94065 on July 29, 2004, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: M. Richard Asher, William J. Byron, Leonard S. Coleman, Gary M. Kusin, Gregory B. Maffei, Timothy Mott, Robert W. Pittman, Lawrence F. Probst III, Linda J. Srere

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line:

2.	AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CONSOLIDATE COMMON STOCK

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

(Continued and to be executed on reverse side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4, 5 AND 6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

The undersigned hereby acknowledges receipt of (a) the Notice of 2004 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended March 31, 2004.

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

Signature

Signature
Dated: , 2004